                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                IMC Global Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                         NOTICE OF 1999 ANNUAL MEETING
                                OF STOCKHOLDERS
                              AND PROXY STATEMENT





                               [IMC Global LOGO]

                                                        March 25, 1999

[IMC LOGO]

Dear Stockholder:

  You are cordially invited to attend the IMC Global Inc. 1999 Annual Meeting of Stockholders. The meeting will be held in the Versailles Suite of The Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611 on April 27, 1999 at 12:00 noon local time. Directions to The Ritz-Carlton Chicago are included in this Proxy Statement. A Notice of the Annual Meeting, a Proxy Statement covering the formal business of the meeting, the 1998 Annual Report of the Company, a proxy card and related information are enclosed. At the meeting we will report on the Company's operations during the fiscal year ended December 31, 1998.

  I encourage you to attend the meeting. If you plan to do so, check the appropriate box on the accompanying proxy card. Regardless of whether you expect to attend, please promptly sign and return the proxy card in the enclosed postage-paid envelope. Even if you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote in person, you will be able to do so even if you have previously returned your proxy card.

  I also want to remind you that the Company maintains an Internet site on the World Wide Web (http://www.imcglobal.com) to provide up-to-date information about the Company.

  Your cooperation and prompt attention to this matter are appreciated.

Sincerely,

Robert E. Fowler, Jr.
Chairman of the Board and Chief Executive Officer

2100 Sanders Road
Northbrook, Illinois 60062-6146
Telephone 847-272-9200

                                                        Headquarters Office:
                                                        2100 Sanders Road
                                                        Northbrook, Illinois
                                                        60062-6146

[IMC LOGO]

                               ----------------

                 Notice of 1999 Annual Meeting of Stockholders

                               ----------------

To Our Stockholders:

  The 1999 Annual Meeting of Stockholders of IMC Global Inc., a Delaware corporation, will be held in the Versailles Suite of The Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611 on April 27, 1999, at 12:00 noon local time, to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement:

    1. To elect three directors for terms expiring in 2002, each as recommended by the Board of Directors;

    2. To authorize and approve the IMC Global Inc. Management Incentive Compensation Program, as recommended by the Board of Directors;

    3. To authorize and approve an amendment to the IMC Global Inc. Amended and Restated 1988 Stock Option and Award Plan to increase by 5,700,000 the number of shares available to be awarded thereunder, as recommended by the Board of Directors;

    4. To ratify the appointment of Ernst & Young LLP as independent auditors to examine and report on the financial statements of IMC Global Inc. for the year ending December 31, 1999, as recommended by the Board of Directors; and

    5. To transact any other business that may properly come before the 1999 Annual Meeting of Stockholders or any adjournment thereof.

  A proxy card for your use in voting on these matters is also enclosed.

  In accordance with our Amended and Restated By-Laws and resolutions of the Board of Directors, only common stockholders of record at the close of business on March 15, 1999 are entitled to notice of and to vote at the 1999 Annual Meeting of Stockholders.

By Order of the Board of Directors

[IMC LOGO]
Rose Marie Williams
Corporate Secretary
March 25, 1999

                               TABLE OF CONTENTS

The IMC Global Board and Board Committees..................................    1
  The Board of Directors...................................................    1
  Committees of the Board of Directors.....................................    1

Report of the Compensation Committee.......................................    2
  Compensation Philosophy and Objectives...................................    2
  Compensation Components and Process......................................    3
  Policy on Deductibility of Compensation..................................    3
  Stock Ownership Guidelines...............................................    4
  Chief Executive Officer Compensation.....................................    4

Stockholder Return Information.............................................    5

Policies Relating to the Board of Directors................................    6
  Nomination and Selection of Directors....................................    6
  Compensation of Directors................................................    6
  Attendance...............................................................    6
  Retirement from the Board................................................    6

Beneficial Ownership of Common Stock.......................................    7
  Ownership of Common Stock by Directors and Executive Officers............    7
  Ownership of Common Stock by Others......................................    8
  Section 16(a) Beneficial Ownership Reporting Compliance..................    9

Executive Compensation.....................................................   10
  Compensation of Executive Officers.......................................   10
  Defined Benefit Pension Plans............................................   13
  Contingent Employment Agreements.........................................   15
  Employment Agreements....................................................   15
  Management Compensation and Benefit Assurance Program....................   16
  Severance Agreements.....................................................   16
  Non-Competition Agreements...............................................   17
  Compensation Committee Interlocks and Insider Participation..............   17

The Annual Meeting.........................................................   18
  Proxies and Voting at the Annual Meeting.................................   18
  Matters to Be Considered at the Annual Meeting...........................   19
    Election of Directors..................................................   19
    Approval of the IMC Global Inc. Management Incentive Compensation
     Program...............................................................   22
    Approval of the Amendment to the IMC Global Inc. Amended and Restated
     1988 Stock Option and Award Plan......................................   24
    Ratification of the Appointment of Independent Auditors................   29

Miscellaneous Information..................................................   30
  Discretionary Voting Authority...........................................   30
  Stockholder Proposals and Nominations for the 2000 Annual Meeting of
   Stockholders............................................................   30

Directions to The Ritz-Carlton Chicago.....................................   31

EXHIBIT A--IMC Global Inc. Management Incentive Compensation Program ......  A-1
EXHIBIT B--IMC Global Inc. Amended and Restated 1988 Stock Option and Award
 Plan......................................................................  B-1

                                PROXY STATEMENT

IMC GLOBAL INC.
2100 Sanders Road
Northbrook, Illinois 60062-6146

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IMC Global Inc. (the "Company" or "IMC Global") for the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 27, 1999. Notice of this meeting to all stockholders of record entitled to vote as of March 15, 1999 (the "Record Date") accompanies this Proxy Statement. Additional information with respect to voting at the Annual Meeting and the matters to be voted on at the Annual Meeting are described in this Proxy Statement under the caption "The Annual Meeting." As of the close of business on the Record Date, there were 114,342,634 outstanding shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") which may be voted at the Annual Meeting. Only common stockholders of record at the close of business on the Record Date shall be entitled to vote at the Annual Meeting. Each issued and outstanding share of Common Stock is entitled to one vote. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 25, 1999.

  The Annual Report of the Company for the year ended December 31, 1998 is being mailed to stockholders with this Proxy Statement, but the Annual Report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                   THE IMC GLOBAL BOARD AND BOARD COMMITTEES

The Board of Directors

  The Board of Directors of the Company (the "Board") consists of twelve members. Two of the twelve current directors are also employees of the Company. Robert E. Fowler, Jr. is Chairman of the Board and Chief Executive Officer and Douglas A. Pertz is President and Chief Operating Officer of the Company. The Board is divided into three classes with staggered terms of three years each so that the term of one class expires at each annual meeting.

  The Board oversees the management of the business of the Company and its subsidiaries and determines overall corporate policies. The Board's primary responsibilities are directing the fundamental operating, financial and other corporate strategies of the Company and evaluating the overall effectiveness of the Company's management.

Committees of the Board of Directors

  The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Committee on Directors and Board Affairs and the Environmental, Health and Safety Committee, each of which plays a significant role in the discharge of the Board's duties and obligations. The membership of each committee is described in this Proxy Statement under the caption "The Annual Meeting--Matters to Be Considered at the Annual Meeting--Election of Directors."

  The Executive Committee. The Executive Committee, which is comprised of the Company's Chairman of the Board and Chief Executive Officer and four non-employee Directors, met four times in 1998. The responsibilities of the Executive Committee include acting on matters requiring emergency action when the full Board cannot be convened.

  The Audit Committee. The Audit Committee, which is comprised of three non-employee Directors, met seven times in 1998. The responsibilities of the Audit Committee include evaluating the performance and compensation of the independent auditors of the Company and Phosphate Resource Partners Limited Partnership, a Delaware limited partnership of which the Company is the administrative managing general partner ("Phosphate Resource Partners"); reviewing the scope of the annual audits; reviewing the audit results with the independent auditors, management and internal auditors; and reviewing internal control systems and internal audit functions.

  The Compensation Committee. The Compensation Committee, which is comprised of three non-employee Directors, met three times in 1998. The responsibilities of the Compensation Committee include recommending to the Board the amount and nature of compensation paid by the Company to its executive officers and key employees; administering the stock option, incentive compensation and similar executive benefit plans; reviewing incentive compensation awards; and considering the competitiveness of the Company's executive compensation and other compensation programs with respect to relevant industries and the business community generally.

  The Committee on Directors and Board Affairs. The Committee on Directors and Board Affairs, which is comprised of three non-employee Directors (together with the Chairman of the Board and Chief Executive Officer, who serves as a non-voting member of the Committee), met three times in 1998. The responsibilities of the Committee on Directors and Board Affairs include selecting and recommending to the Board nominees for director; recommending to the Board all committee assignments; reviewing the succession plan for senior management; and developing a compensation and benefits program for the Board.

  The Environmental, Health and Safety Committee. The Environmental, Health and Safety Committee, which is comprised of four non-employee Directors, met five times during 1998. The responsibilities of the Environmental, Health and Safety Committee include reviewing with management and providing oversight for the Company's policies, programs and procedures relating to the environment, health and safety ("EHS") and the implementation thereof; reviewing the Company's compliance with applicable laws, regulations and the EHS policies of the Company; and reviewing reports from management regarding significant administrative, regulatory and judicial proceedings and proposed legislation and rule-making initiatives that may impact the Company.

                     REPORT OF THE COMPENSATION COMMITTEE

Dear Fellow Stockholders:

  Our Committee is responsible for recommending to the Board of Directors the amount and nature of compensation paid to executive officers and key employees of the Company and administering the Company's employee stock option and incentive plans. Our decisions are based on our in-depth understanding of the Company and its long-term strategies, as well as our knowledge of the capabilities and performance of the Company's executives.

Compensation Philosophy and Objectives

  The Committee's principal objective in designing and recommending compensation policies is to develop and administer a comprehensive program designed to attract, motivate and retain outstanding managers who are likely to enhance the profitability of the Company and create value for its stockholders. Within this overall philosophy, the Committee's specific objectives are to:

  .  pay for performance on both an individual and corporate level;

  . align stockholder and executive interests by placing a significant portion of executive compensation "at risk";

  . tie executive compensation to the achievement of certain short-term and long-term performance objectives of the Company;

  . recognize and reward sustained superior performance by individual officers and key employees; and

  . offer a total compensation program that takes into account the compensation practices of comparable companies.

Compensation Components and Process

  There are three major components of the Company's executive officer compensation: (i) base salary, (ii) bonus and (iii) long-term incentive awards.

  Base Salary. Base salary levels for executives are established based on the Committee's review of industry and national surveys of compensation levels and its review of the recommendations of the compensation professionals retained by the Company. The Committee strives to maintain salary levels that support management development and career enhancement of executives while being competitive with the Company's compensation comparator group. Based on the industry and national surveys described above and the Committee's objective of linking total compensation to individual and Company performance, the Committee intends that base salary will comprise approximately 25% to 35% of an executive's total compensation.

  Bonus. Executive officers and other key employees of the Company and its subsidiaries participate in the IMC Global Inc. Management Incentive Compensation Program (the "MICP"). Under the MICP, target annual incentive awards for eligible executives are equivalent to approximately 45% to 65% of base salary contingent upon the attainment of pre-established individual performance objectives and business performance goals established by the Compensation Committee for the Company as a whole and for each of the Company's major operating subsidiaries and business segments. The majority of an executive's MICP award is tied to the attainment of business performance objectives and the remaining portion of such award is tied to individual performance objectives. For 1998, individual, Company and business unit performance objectives applicable to the Company's executives were achieved at varying levels, resulting in an average of 139% of target, and corresponding MICP awards were made to such executives.

 Long-Term Incentive Awards

  Amended and Restated 1988 Stock Option and Award Plan. Under the IMC Global Inc. Amended and Restated 1988 Stock Option and Award Plan (the "1988 Option Plan"), the Company uses stock options and restricted stock awards as components of its compensation package because they align the interests of officers and other key employees with those of the Company's stockholders. Stock options are exercisable over a ten-year period, subject to vesting requirements, and allow grantees to purchase shares at the full market price of the stock on the day the options were granted.

  1996 Long-Term Incentive Plan. The 1996 Long-Term Incentive Plan (the "LTIP") is intended to operate in conjunction with the 1988 Option Plan to further advance the interests of the Company by directly linking a significant component of the long-term incentive compensation of the Company's officers and other key employees to the achievement of specific performance goals established by the Committee. Under the LTIP, performance awards may be made to an officer or other participating key employee at the beginning of each performance period (generally consisting of three consecutive fiscal years) and are earned during such three-year period. At the beginning of each year during the performance period, annual performance targets are established by the Committee based on the "Economic Profit" (after-tax operating earnings in excess of net assets multiplied by the cost of capital) improvement of the Company, a business unit of the Company or both. Payment of awards for each three-year performance period is based on the average payout multiple earned for each of the three years during such performance period. The LTIP was phased-in during fiscal 1997 and 1998, and payment of awards for the performance period ended December 31, 1998 is based on the average payout multiple earned for each of fiscal 1997 and 1998. Payments may be made in cash, shares of Common Stock, including shares of restricted stock, or a combination thereof.

Policy on Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), limits the tax deductibility by a corporation of annual compensation in excess of $1 million paid to the chief executive officer or any of its four most highly compensated executive officers (other than the chief executive officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors."

  All members of IMC Global's Compensation Committee qualify as outside directors. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee will consider ways to maximize the deductibility of executive compensation while retaining the discretion the Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of IMC Global and its stockholders.

  The LTIP, the 1988 Option Plan and the Proposed MICP (as described below) are designed to permit certain awards made thereunder to meet the performance-based criteria of Section 162(m) of the Internal Revenue Code.

Stock Ownership Guidelines

  In order to align stockholder and executive interests, IMC Global has established Stock Ownership Guidelines (the "Guidelines") for executive officers and business unit presidents. The Guidelines establish ownership targets of Common Stock based on the base salary of the executive and are designed to ensure that executives have invested a substantial portion of their personal wealth in Common Stock.

Chief Executive Officer Compensation

  Mr. Fowler participates in the executive compensation programs described throughout this report. Mr. Fowler's total compensation in 1998 reflects his leadership of constructive change and his significant contributions in leading the Company's long-term strategic growth and in overseeing the acquisition of Harris Chemical Group, Inc., the pending divestitures of each of IMC AgriBusiness and IMC Chemicals and the restructuring of the phosphates business. Mr. Fowler's base salary was $650,000 for the period of January 1, 1998 through June 30, 1998, at which time his base salary increased to $750,000, based on the Committee's evaluation of Mr. Fowler's and the Company's performance and his promotion to Chairman of the Board of Directors of the Company. Mr. Fowler's incentive compensation included a bonus equal to $750,752 under the MICP. Mr. Fowler's business performance incentive portion (i.e., 65%) of his bonus under the MICP was based upon the Company's achievement of Economic Profit improvement substantially in excess of target. The remaining 35% of Mr. Fowler's MICP award was based upon his achievement of individual performance objectives. Mr. Fowler's incentive compensation also included a payout under the LTIP. This LTIP award was based upon the Company's performance during 1997 and 1998 and consisted of a cash payment of $746,900 and the right to be granted a restricted stock award during fiscal 1999 equal to 39,054 shares of Common Stock which vest in full on the earlier of the fifth anniversary of the date of grant or the date on which the fair market value of the Company's Common Stock reaches $30 per share. Mr. Fowler's LTIP award was based upon the Company's achievement of Economic Profit improvement at target during 1997 and 1998. In addition, Mr. Fowler was awarded an option to purchase 150,000 shares of Common Stock in connection with the Company's annual grant of stock options to key employees under the 1988 Option Plan. Pursuant to the terms of his employment agreement that was entered into upon his promotion to Chief Executive Officer, Mr. Fowler also was awarded 33,000 restricted shares of Common Stock, vesting in full upon his attainment of age 65.

  The Compensation Committee's decisions relating to Mr. Fowler's compensation were ratified by the Board of Directors.

  We believe that IMC Global's historical and future value is inextricably linked to strong management. Accordingly, in approaching decisions on compensation, we go beyond a simple evaluation of financial results to consider a number of qualitative factors which we believe have contributed and continue to contribute significantly to maximizing stockholder value over the long term.

                                          Respectfully submitted,

                                          Raymond F. Bentele, Chairman
                                          Rod F. Dammeyer
                                          David B. Mathis

                        STOCKHOLDER RETURN INFORMATION

  The following performance graph compares the Company's cumulative total return on its Common Stock for a five-year period with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500"), the Standard & Poor's Specialty Chemicals Index (the "S&P Group Index"), a peer group of companies selected by the Company (the "1999 Peer Group") and the peer group of companies selected by the Company in connection with the 1998 Annual Meeting (the "1998 Peer Group").

  The following companies comprise the 1999 Peer Group: Agrium, Inc., Mississippi Chemical Corp., Potash Corporation of Saskatchewan, Terra Industries, Inc. and Terra Nitrogen Co. L.P. In addition to the companies included in the 1999 Peer Group, the 1998 Peer Group consisted of Asia Pacific Resources Ltd., ChemFirst Inc., Phosphate Resource Partners and The Scotts Company. Such companies are not included in the 1999 Peer Group for the following reasons: Asia Pacific Resources Ltd. is no longer considered to provide a meaningful comparison with other peers; ChemFirst Inc. is no longer a fertilizer company; the Company directly owns 51.6% of Phosphate Resource Partners and indirectly owns 79.9% of one of Phosphate Resource Partners' principal business operations; and The Scotts Company no longer provides a meaningful comparison on account of the Company's divestiture of its IMC Vigoro lawn and garden business. The S&P Group Index is comprised of Ecolab Inc., Great Lakes Chemical Corporation, Hercules Incorporated, International Flavors & Fragrances Inc., Morton International, Inc., Nalco Chemical Company, Sigma-Aldrich Corp. and W.R. Grace & Co. The Company is not included in the S&P 500. The comparisons set forth below assume an initial investment of $100 and reinvestment of dividends or distributions.

                Comparison of Five-Year Cumulative Total Return
   IMC Global, S&P 500, S&P Group Index, 1998 Peer Group and 1999 Peer Group

                                    34217pk

                   12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
------------------------------------------------------------------------
  IMC Global         $100   $ 96.64  $181.39  $175.56  $148.32  $ 98.02
  S&P 500            $100   $101.32  $139.40  $171.41  $228.59  $293.92
  S&P Group Index    $100   $ 87.30  $114.75  $117.69  $145.74  $124.11
  1998 Peer Group    $100   $106.39  $172.71  $194.10  $163.30  $129.37
  1999 Peer Group    $100   $128.93  $227.51  $263.87  $236.00  $162.90

                  POLICIES RELATING TO THE BOARD OF DIRECTORS

Nomination and Selection of Directors

  Recommendations for new Directors may be made by stockholders to the Corporate Secretary in accordance with the procedures set forth in the Company's Amended and Restated By-Laws. The Corporate Secretary will report such recommendations to the Committee on Directors and Board Affairs for consideration.

Compensation of Directors

 Non-Employee Directors. During 1998 each non-employee Director received an annual retainer of $27,000, attendance fees of $1,000 for each Board meeting attended and an additional $1,000 for attendance at each meeting of a Board committee to which such Director was assigned. Each non-employee Director also received an additional annual retainer of $3,000 for services as chairperson of a Board committee. Prior to the beginning of each calendar year, each non-employee director may elect to defer some or all of his or her retainer and attendance fees for such year until a specified future date or until retirement.

  Pursuant to the 1998 Stock Option Plan for Non-Employee Directors (the "1998 Directors Option Plan"), each non-employee Director received options to purchase 2,500 shares of Common Stock in May 1998. The options were granted at 100% of the fair market value of the Common Stock on the date of grant, are immediately exercisable and may be exercised at any time while the Director remains in office and for two years thereafter.

  Employee Directors. Employee Directors (currently Messrs. Fowler and Pertz) receive no fees or remuneration, as such, for service on the Board or any committee of the Board.

Attendance

  The full Board held six regular and five special meetings during 1998. Each Director was present for at least 75% of the aggregate number of meetings of the Board and committees of the Board of which such Director was a member that occurred during 1998 subsequent to the election of such Director to the Board. In addition to attendance at Board and committee meetings, Directors discharge their responsibilities throughout the year by personal meetings and telephone contact with the Company's executive officers and others regarding the business and affairs of the Company.

Retirement from the Board

  The Board has a mandatory retirement policy which provides that any Director who is not an employee of the Company may not stand for re-election to the Board after he or she has attained the age of 70. In addition, it is the policy of the Board that employees of the Company (other than the Chief Executive Officer) who serve on the Board resign from the Board upon their retirement from the Company. The Board also has a policy that any non-employee Director or the Chief Executive Officer submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has a conflict of interest with the Company. The Board shall accept or reject the resignation based on the best interests of the Company.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

Ownership of Common Stock by Directors and Executive Officers

  The following table shows the number of shares of Common Stock that are owned beneficially, as of February 15, 1999, by (i) each Director, (ii) each executive officer named in the Summary Compensation Table and (iii) the Directors and all executive officers of the Company as a group (22 persons), with sole voting and investment power unless otherwise indicated.

                                                       Number of Shares
                                                      Owned Beneficially
                                                      as of February 15,
      Name                                                 1999(1)
      ----                                            ------------------
      Raymond F. Bentele.............................        11,500(2)
      Wendell F. Bueche..............................       401,480(3)(4)
      Rod F. Dammeyer................................        61,500(2)(5)(6)
      James M. Davidson..............................        10,250(2)
      Robert E. Fowler, Jr...........................       394,687(4)(5)(7)
      Harold H. MacKay...............................        24,100(2)(5)
      David B. Mathis................................        10,500(2)
      Donald F. Mazankowski..........................        11,350(2)(5)
      Douglas A. Pertz...............................         6,700
      Joseph P. Sullivan.............................       638,175(2)(5)(7)
      Richard L. Thomas..............................        21,500(2)
      Billie B. Turner...............................        61,506(2)
      C. Steven Hoffman..............................       129,293(4)
      John U. Huber..................................       276,361(4)(5)(8)
      J. Bradford James..............................        14,333(4)
      Robert M. Van Patten...........................       271,251(4)(5)(7)(9)
      Directors and all executive officers as a
       group.........................................     2,434,015(10)

--------
(1) Beneficial ownership of Common Stock is based on information furnished or confirmed by each Director or executive officer described above. No individual Director or executive officer is a beneficial owner of more than 1% of the outstanding shares of Common Stock. Directors and the executive officers described above as a group beneficially own an aggregate of approximately 2.13% of the outstanding shares of Common Stock.
(2) Includes shares of Common Stock purchasable within 60 days of February 15, 1999 through the exercise of options granted to non-employee Directors under the 1998 Directors Option Plan and the 1994 Stock Option Plan for Non-Employee Directors (the "1994 Directors Option Plan"), as follows: Mr. Bentele, 10,500 shares; Mr. Dammeyer, 6,500 shares; Dr. Davidson, 8,500 shares; Mr. MacKay, 6,500 shares; Mr. Mathis, 8,500 shares; Mr. Mazankowski, 2,500 shares; Mr. Sullivan, 6,500 shares; Mr. Thomas, 6,500 shares; and Mr. Turner, 10,500 shares.
(3) Includes 1,600 shares of Common Stock held by the Nancy Bird Jacobson Trust dated March 27, 1974 (the "Trust"). Mr. Bueche disclaims beneficial ownership of the 1,600 shares of Common Stock held by the Trust.
(4) Includes shares of Common Stock purchasable within 60 days of February 15, 1999 through the exercise of options granted under the 1988 Option Plan as follows: Mr. Bueche, 342,000 shares; Mr. Fowler, 70,333 shares; Mr. Hoffman, 108,133 shares; Mr. Huber, 28,333 shares; Mr. James, 13,333 shares; and Mr. Van Patten, 24,332 shares.
(5) Includes shares of Common Stock purchasable within 60 days of February 15, 1999 through the exercise of options granted under The Vigoro Corporation 1991 Stock Option Plan, as amended (the "Vigoro Option Plan"), as follows:
    Mr. Dammeyer, 8,000 shares; Mr. Fowler, 275,095 shares; Mr. MacKay, 16,000 shares; Mr. Mazankowski, 8,000 shares; Mr. Sullivan, 253,000 shares; Mr. Huber, 72,441 shares; and Mr. Van Patten, 46,919 shares.

(6) Does not include shares of Common Stock held by Great American Management and Investment, Inc. through its subsidiary, Eagle-GVI One, Inc. (See "-- Ownership of Common Stock by Others") Mr. Dammeyer is the President and Chief Executive Officer and is a director of each of Great American Management and Investment, Inc. and Eagle-GVI One, Inc.
(7) This table does not include units of Phosphate Resource Partners as follows: Mr. Fowler, 10,000 units; Mr. Sullivan, 300 units; and Mr. Van Patten, 2,750 units. No other Director or executive officer owns any units of Phosphate Resource Partners.
(8) Includes 155,000 shares of Common Stock held by the John and Janice Huber Family Limited Partnership, an Illinois limited partnership (the "Huber Partnership"). Mr. Huber and his wife are the sole general partners of the Huber Partnership. Mr. Huber disclaims beneficial ownership of any of the 155,000 shares of Common Stock owned by the Huber Partnership except to the extent of his ownership interest in the Huber Partnership.
(9) Includes 200,000 shares of Common Stock held by the Robert and Susan Van Patten Family Limited Partnership, an Illinois limited partnership (the "Van Patten Partnership"). Mr. Van Patten and his wife are the sole general partners of the Van Patten Partnership. Mr. Van Patten disclaims beneficial ownership of any of the 200,000 shares of Common Stock owned by the Van Patten Partnership except to the extent of his ownership interest in the Van Patten Partnership.
(10) Includes 1,404,653 shares of Common Stock purchasable within 60 days of February 15, 1999 by Directors and all executive officers as a group through the exercise of options granted under the 1988 Option Plan, the Vigoro Option Plan, the 1998 Directors Option Plan and the 1994 Directors Option Plan.

Ownership of Common Stock by Others

  The Company believes that, as of December 31, 1998, based on filings with the Securities and Exchange Commission (the "SEC"), only the following named organizations are the beneficial owners of more than 5% of the outstanding Common Stock.

                                                                   Percent of
                                                         Shares    Outstanding
                                                      Beneficially   Common
Name and Address of Beneficial Owner                     Owned        Stock
------------------------------------                  ------------ -----------
Wellington Management Company, LLP (1)...............  14,478,190    12.66%
  75 State Street
  Boston, Massachusetts 02109

FMR Corp. (2)........................................  10,893,116     9.50%
  82 Devonshire Street
  Boston, Massachusetts 02109

Brinson Partners, Inc. (3)...........................   9,653,800     8.40%
UBS AG
  209 South LaSalle Street
  Chicago, Illinois 60604-1295

Princeton Services, Inc. (4).........................   8,581,289     7.40%
Merrill Lynch Asset Management, L.P.
Merrill Lynch Growth Fund, Inc.
  800 Scudders Mill Road
  Plainsboro, New Jersey 08536

Great American Management and Investment, Inc. (5)...   6,510,286     5.70%
Eagle-GVI One, Inc.
Samstock, L.L.C.
  Two North Riverside Plaza
  Chicago, Illinois 60606

Institutional Capital Corporation (6)................   6,156,551     5.40%
  225 West Wacker Drive
  Suite 2400
  Chicago, Illinois 60606

--------
(1) Based solely on a Schedule 13G dated February 10, 1999, Wellington Management Company, LLP ("Wellington") is a parent holding company which, together with its affiliates, shares voting power over 3,126,310 shares and shares dispositive power over 14,478,190 shares. Wellington holds the shares in its capacity as investment adviser to various clients, including Vanguard Windsor Funds--Windsor Fund ("Vanguard"). Vanguard reported on a
    Schedule 13G dated February 10, 1999 that it has sole voting and shared dispositive power over 11,042,280 of these shares.
(2) Based solely on a Schedule 13G dated February 1, 1999, FMR Corp. is a parent holding company which, together with its affiliates has sole voting power with respect to 491,259 shares and sole dispositive power with respect to 10,893,116 shares.
(3) Based solely on a Schedule 13G dated February 3, 1999, Brinson Partners, Inc. and UBS AG share voting and dispositive power with respect to the Common Stock reported. Brinson Partners, Inc. serves as an investment adviser to UBS AG.
(4) Based solely on a Schedule 13G dated January 8, 1999, Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Growth Fund, Inc. share voting and dispositive power with respect to the Common Stock reported.
(5) Based solely on a Schedule 13G dated February 16, 1999, Great American Management and Investment, Inc. and Eagle-GVI One, Inc. share voting and dispositive power over 6,510,286 shares. Samstock, L.L.C. has sole voting and dispositive power over an additional 300,000 shares, or .3% of the outstanding Common Stock.
(6) Based solely on a Schedule 13G dated February 10, 1999, Institutional Capital Corporation has sole voting power over 5,788,961 shares and sole dispositive power over 6,156,551 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

  Each Director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is required by Section 16(a) of the Exchange Act to report to the SEC, by a specified date, his or her beneficial ownership of or transactions in the Company's securities. Reports received by the Company indicate that all such Directors and officers filed all requisite reports with the SEC on a timely basis during 1998, with the exception of Mr. Dammeyer, who failed to file in a timely manner one report pertaining to one transaction on October 12, 1998.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

  The following table sets forth information as to the compensation of the Chairman of the Board and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company serving as such on December 31, 1998. The executive officers listed below are collectively referred to as the "Named Executive Officers" in this Proxy Statement.

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation                Long-Term Compensation
                              ---------------------------- ------------------------------------------------
                                                                           Awards   Payouts
                                                                         ---------- -------
                                                           Restricted    Securities
                                              Other Annual   Stock       Underlying  LTIP       All Other
Name and Principal     Fiscal Salary   Bonus  Compensation  Award(s)      Options   Payouts    Compensation
Position                Year    ($)     ($)       ($)         ($)           (#)       ($)        ($) (10)
------------------     ------ ------- ------- ------------ ----------    ---------- -------    ------------
R. E. Fowler, Jr. (1)   1998  700,002 750,752    1,922(5)  1,064,250(6)   150,000   746,913(8)    56,858
 Chairman & CEO         1997  550,002 423,118        0             0      105,000   480,472       32,211
                        1996  373,558 311,204        0             0       53,000   185,512       37,897

C. S. Hoffman           1998  262,896 201,115    1,801(5)          0       31,000   297,653       26,569
 Senior VP              1997  250,020 128,685        0             0       30,000   118,302       17,601
                        1996  240,420 117,177        0             0       17,000   336,569(9)    17,044

J. U. Huber (2)         1998  353,870 319,254    1,801(5)    371,250(7)    60,000   443,165      113,833
 Senior VP              1997  303,570 253,546        0             0       43,000   192,628       61,541

J. B. James (3)         1998  288,750 238,219        0             0       40,000   382,612       51,730
 Senior VP & CFO

R. M. Van Patten (4)    1998  291,551 145,776    1,801(5)          0            0   178,823       78,321
 Senior VP              1997  294,423 159,564        0             0       35,000   175,126       25,413

-------
 (1) Mr. Fowler's employment with the Company commenced on March 4, 1996. Mr. Fowler was promoted from President and Chief Operating Officer to President and Chief Executive Officer effective July 1, 1997. On July 1, 1998, Mr. Fowler was promoted to the additional office of Chairman of the Board. On October 1, 1998, Douglas A. Pertz joined the Company as President and Chief Operating Officer. Mr. Fowler resigned the position of President on September 30, 1998 but continued to serve as Chairman of the Board and Chief Executive Officer.
 (2) Mr. Huber was elected Senior Vice President of the Company on February
     25, 1997.
 (3) Mr. James was elected Senior Vice President and Chief Financial Officer of the Company on February 16, 1998.
 (4) Mr. Van Patten was elected Senior Vice President of the Company on February 25, 1997.
 (5) Represents amounts reimbursed during the fiscal year for the payment of taxes.
 (6) Mr. Fowler received an award of 33,000 shares of restricted stock on January 29, 1998 which vests in full when he reaches 65 years of age. On the date of grant, the aggregate value of such award was $1,064,250. At December 31, 1998, Mr. Fowler held 33,000 shares of restricted stock with an aggregate value of $705,375. Each share of restricted stock earns a quarterly dividend of $0.08.
 (7) Mr. Huber received an award of 10,000 shares of restricted stock on February 23, 1998 which vests in full on February 23, 2001. On the date of grant, the aggregate value of such award was $371,250. At
     December 31, 1998, Mr. Huber held 10,000 shares of restricted stock with an aggregate value of $213,750. Each share of restricted stock earns a quarterly dividend of $0.08.
 (8) The LTIP was approved during fiscal 1996 and phased-in during fiscal 1997 and 1998, with payment of the award for the two-year performance period ended December 31, 1998 being based on the average payout multiple earned for each of fiscal 1997 and 1998. One-half of Mr. Fowler's award for the performance period ended on December 31, 1998 was paid in cash and the other one-half of such award entitled Mr. Fowler to be granted during fiscal 1999 shares of restricted stock having an aggregate value on the date of such grant equal to one-half of such award. Accordingly, on February 19, 1999, Mr. Fowler was granted 39,054 shares of Common Stock which vest in full on the earlier of the fifth anniversary of the date of grant or the date on which the fair market value of the Company's Common Stock reaches $30 per share. The amount shown in the above table represents the cash portion of the total award for Mr. Fowler's performance during the performance period ended on December 31, 1998.
 (9) Reflects restricted shares and contingent stock unit payouts under the 1994 Long-Term Performance Incentive Plan that were deemed fully vested on June 30, 1996, pursuant to action taken by the Board of Directors. The awards were originally scheduled to vest on June 30, 1997.
(10) Consists of: (i) the value of the benefit for life insurance premiums paid by the Company in fiscal 1998 as follows: Mr. Fowler, $56,858; Mr. Hoffman, $11,718; Mr. Huber, $26,131; Mr. James, $16,184; and Mr. Van
     Patten, $15,974; (ii) contributions made by the Company to the savings component of the Company's Profit Sharing and Savings Plan in fiscal 1998 as follows: Mr. Hoffman, $7,200; Mr. Huber, $2,592; and Mr. Van Patten, $5,280; (iii) contributions made by the Company for fiscal 1998 to the profit sharing component of the Company's Profit Sharing and Savings Plan as follows: Mr. Huber, $19,548; Mr. James, $16,348; and Mr. Van Patten, $16,348; (iv) estimated contributions to be made by the Company for fiscal 1998 pursuant to the Company's Restoration Plan as follows: Mr. Hoffman, $7,651; Mr. Huber, $62,260; Mr. James, $19,198; and Mr. Van Patten,
     $40,719; and (v) payments in fiscal 1998 (discontinued as of February 16, 1998) of $3,302 to compensate Mr. Huber for lower pension benefits to be paid by the Company than were payable under the plan of Mr. Huber's former employer.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

  The following table sets forth information with respect to all options to purchase shares of Common Stock granted in 1998 to each of the Named Executive Officers. There were no grants of stock appreciation rights to the Named Executive Officers in 1998.

                                           Individual Grants                 Grant Date Value
                                       -------------------------            -------------------
                           Number of    % of Total
                          Securities     Options
                          Underlying    Granted to    Exercise
                            Options    Employees in    Price     Expiration     Grant Date
          Name           Granted(#)(1) Fiscal Year  ($/Share)(2)    Date    Present Value($)(3)
          ----           ------------- ------------ ------------ ---------- -------------------
R. E. Fowler, Jr........    150,000        7.68        30.66     6/18/2008       2,094,000
C. S. Hoffman...........     31,000        1.59        30.66     6/18/2008         432,760
J. U. Huber.............     60,000        3.07        30.66     6/18/2008         837,600
J. B. James.............     40,000        2.05        34.69     2/16/2008         660,400
R. M. Van Patten........          0           0          --          --                  0

--------
(1) All options granted and reported in this table have the following terms: each option vests over a three-year period, with one-third of the options becoming exercisable at the end of each of the first three years following the date of grant and with the entire option becoming exercisable at the end of the third year, unless the vesting schedule is accelerated in accordance with the Company's 1988 Option Plan.
(2) Exercise price is the fair market value of the Common Stock on the date of grant, determined by calculating the average of the high and low prices at which the Common Stock is traded on such date, as reflected on the consolidated tape of the New York Stock Exchange.
(3) The Black-Scholes Option Pricing Model was used to determine the grant date present value of the options to purchase shares of Common Stock granted in 1998 by the Company. Based on the Black-Scholes Model, the present value of each option granted to Mr. James during fiscal 1998 is $16.51 and the present value of each option granted to each other Named Executive Officer during fiscal 1998 is $13.96. The material assumptions and adjustments incorporated in the model in estimating the value of the options include the following: (i) option exercise prices of $34.69 and $30.66 for the option grants made on February 16, 1998, and June 18, 1998, respectively, in each case equal to the fair market value of the underlying stock on the date of grant; (ii) an option term of ten years; (iii) interest rates of 5.57% and 5.50% on the option grants made on February 16, 1998 and June 18, 1998, respectively, in each case representing the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term; (iv) volatilities of 30.95% and 29.62% on the option grants made on February 16, 1998 and June 18, 1998, respectively, in each case calculated using daily stock prices for the one-year period prior to the date of grant; (v) dividends at the rate of $0.32 per share, representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; and (vi) reductions of approximately 17.57% on all option grants to reflect the probability of forfeiture due to termination prior to vesting, and approximately 15.61% and 15.44% for the option grants made on February 16, 1998 and June 18, 1998, respectively, in each case to reflect the probability of a shortened option term due to termination of employment prior to the option exercise date. The ultimate value of the options will depend upon the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend upon the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

  The following table sets forth information with respect to all exercises of options to purchase shares of Common Stock in 1998 by each of the Named Executive Officers and all outstanding options to purchase Common Stock held by such individuals as of December 31, 1998.

                                                       Number of Securities
                                                      Underlying Unexercised    Value of Unexercised In-
                                                         Options at Fiscal         the-Money Options
                                                            Year-End(#)         at Fiscal Year-End($)(1)
                         Shares Acquired    Value    ------------------------- --------------------------
          Name           on Exercise(#)  Realized($) Exercisable Unexercisable Exercisable  Unexercisable
          ----           --------------- ----------- ----------- ------------- ------------ -------------
R. E. Fowler, Jr........         0             0       345,428    /  237,667   376,496 /               --
C. S. Hoffman...........         0             0       108,133    /   56,667   251,740 /               --
J. U. Huber.............         0             0       100,774    /   95,667    97,968 /               --
J. B. James.............         0             0        13,333    /   26,667        -- /               --
R. M. Van Patten........         0             0        71,251    /   29,668        -- /               --

--------
(1) The value is calculated based on a December 31, 1998 stock price of $21.375 as quoted on the New York Stock Exchange, less the relevant exercise price.

                     LONG-TERM INCENTIVE PLANS--AWARDS IN
                               LAST FISCAL YEAR

  The following table sets forth certain information concerning awards made during fiscal 1998 to the Named Executive Officers under the LTIP.

                                             Performance or    Estimated Future Payouts Under
                         Number of Shares, Other Period Until    Non-Stock Price-Based Plans
                          Units or Other       Maturation     ---------------------------------
          Name               Rights(#)         or Payout      Threshold($) Target($) Maximum($)
          ----           ----------------- ------------------ ------------ --------- ----------
R. E. Fowler, Jr........         --             3 years             0       616,732  1,850,196
C. S. Hoffman...........         --             3 years             0       122,888    368,664
J. U. Huber.............         --             3 years             0       237,440    712,320
J. B. James.............         --             3 years             0       215,863    647,589
R. M. Van Patten........         --             3 years             0       135,172    405,516

  Awards under the LTIP are made at the beginning of each three-year performance period and are earned based on the performance of the Company or a business unit of the Company or a combination thereof during such three-year period. For Messrs. Fowler, Hoffman and James, awards are earned based on the performance of the Company. For Messrs. Huber and Van Patten, awards are earned based on the performance of a business unit of the Company, namely IMC-Agrico and IMC Kalium for Mr. Huber and IMC AgriBusiness for Mr. Van Patten. Each award made to a participant is expressed as a percentage of the salary midpoint for the salary grade of such participant. For the performance period commencing in fiscal 1998, such percentages were 80% for Mr. Fowler, 50% for Mr. Hoffman, 60% for Mr. Huber, 60% for Mr. James and 50% for Mr. Van Patten. At the beginning of each year during the performance period annual performance targets are established based on Economic Profit improvement of the Company, a business unit of the Company or a combination thereof. A performance target is determined for the Company and each of the Company's business units each year during the performance period, with each participant earning 100% of such participant's target award if the annual performance target of the Company, or the participant's business unit, or a combination thereof, is met during each fiscal year in the performance period, or a greater or lesser percentage of such target award if the average payout multiple earned for the three fiscal years in the performance period is greater or less than 100%. The LTIP was approved during fiscal 1996 and phased-in during fiscal 1997 and 1998, with payouts for fiscal 1997 being based on the payout multiple earned for that year and payouts for 1998 being based on the average payout multiple earned for fiscal 1997 and 1998. All future awards will be based on a full three-year performance period. Payouts of the awards may be made in cash, shares of Common Stock of the Company, including shares of restricted stock, or a combination of the foregoing. The payouts for fiscal 1998 were made completely in cash, except that only one-half of Mr. Fowler's award for fiscal 1998 was paid in cash. The other one-half of Mr. Fowler's award entitled him to be granted during fiscal 1999 shares of restricted stock having an aggregate value on the date of such grant equal to one-half of such award.

  All of the terms relating to the satisfaction of the annual performance targets and the termination of the performance period relating to an outstanding award, or the cancellation of such award, upon the termination of employment of a participant, whether by reason of disability, retirement, death or other termination, is subject to the determination of the Compensation Committee. In addition, the Compensation Committee, in its discretion, may make adjustments to outstanding awards in the event of a Change in Control of the Company (as defined below), including causing the performance period relating to such award to lapse and the performance targets applicable to such award to be deemed attained at the maximum level. A "Change in Control" of the Company will occur as of the first day that any one of the following conditions has been satisfied: certain acquisitions of 15% or more of the Common Stock, or change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation, or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive 60% or more of the stock of the surviving company) or the consummation of a liquidation or dissolution of the Company.

Defined Benefit Pension Plans

  The Company maintains a non-contributory qualified defined benefit pension plan which covers certain salaried employees, including certain Named Executive Officers. The annual pension to which a participant is entitled at normal retirement age (65) is an amount based on the average annual remuneration for the five consecutive highest paid years out of the ten years immediately preceding retirement, and years of credited service up to 35 years. Remuneration for these purposes includes salary and 50% of bonus as shown in the Summary Compensation Table.

  The Internal Revenue Code requires certain limitations on benefits provided under a qualified retirement plan. To the extent pension benefits otherwise payable under the qualified pension plan's formula exceed the Internal Revenue Code's limitations, the Board of Directors has approved a non-qualified plan, the Supplemental Benefit Plan, which provides for payment of amounts in excess of the Internal Revenue Code's limitations from the Company's operating funds to its participants. Of the Named Executive Officers, only Mr. Hoffman participates in the Supplemental Benefit Plan.

  The following table shows the estimated annual pension benefits, which would be payable to the eligible Named Executive Officers for life at normal retirement under the qualified pension plan, calculated without regard to the Internal Revenue Code limitations. (If elected, an optional form of pension would, on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary or permit a one-time lump sum present value payment.)

Annual Average of Highest Five
Years Covered Remuneration for     Annual Benefits for Years of Service Indicated
Pension Purposes in Ten Years   -----------------------------------------------------
 Preceding Normal Retirement                                                 35 Years
             Date               10 Years 15 Years 20 Years 25 Years 30 Years or More
------------------------------  -------- -------- -------- -------- -------- --------
      $  300,000..............  $ 52,100 $ 78,100 $104,200 $130,200 $151,000 $171,800
      $  400,000..............  $ 69,900 $104,800 $139,800 $174,700 $202,600 $230,600
      $  500,000..............  $ 87,700 $131,500 $175,400 $219,200 $254,300 $289,400
      $  600,000..............  $105,500 $158,200 $211,000 $263,700 $305,900 $348,200
      $  700,000..............  $123,300 $184,900 $246,600 $308,200 $357,600 $407,000
      $  800,000..............  $141,100 $211,600 $282,200 $352,700 $409,200 $465,800
      $  900,000..............  $158,900 $238,300 $317,800 $397,200 $460,900 $524,600
      $1,000,000..............  $176,700 $265,000 $353,400 $441,700 $512,500 $583,400
      $1,100,000..............  $194,500 $291,700 $389,000 $486,200 $564,200 $642,200

  Credited service under the pension plan as of December 31, 1998 for the eligible Named Executive Officers is as follows: Mr. Fowler, 2 years, 10 months and Mr. Hoffman, 24 years, 9 months.

  The Company also maintains a defined benefit Supplemental Executive Retirement Plan, a non-contributory, non-qualified plan in which certain key executives have participated and in which Mr. Fowler is the only remaining participant. Mr. Hoffman was a participant in the plan prior to January 1, 1998. Effective January 1, 1998, Mr. Hoffman's participation in this plan was terminated and Mr. Hoffman became a participant in the new defined contribution Supplemental Executive Retirement Plan described below and was credited with an opening balance in the amount of $236,888 in place of his former benefit under this plan. The plan takes into account 100% of bonus and years of credited service up to a maximum of 20 years, payable to the extent that such benefits exceed those payable under the qualified defined benefit pension plan.

  The following table shows the additional amount of annual retirement benefits payable under the Supplemental Executive Retirement Plan beginning at age 65, based upon 10, 15 and 20 years of service.

                                                             Benefits for Years of
       Annual Average of Highest Five Years Covered            Service Indicated
         Remuneration for Pension Purposes in Ten          --------------------------
          Years Preceding Normal Retirement Date           10 Years 15 Years 20 Years
       --------------------------------------------        -------- -------- --------
      $  900,000.......................................... $140,000 $275,000 $410,000
      $1,000,000.......................................... $170,000 $320,000 $470,000
      $1,100,000.......................................... $200,000 $365,000 $530,000

  Effective January 1, 1998, the Company added a profit sharing provision to the Investment Plan for Salaried Employees of IMC Global Operations Inc. (the "Profit Sharing and Savings Plan"). The Profit Sharing and Savings Plan, a defined contribution plan, became the primary retirement vehicle for all employees not covered by a collective bargaining agreement who were either (1) not participants in the qualified defined benefit pension plan or (2) hired on or after January 1, 1998. Employees who were participants in the qualified defined benefit pension plan as of December 31, 1997 were given the option of remaining in such plan, or of becoming a participant in the Profit Sharing and Savings Plan effective January 1, 1998. Of the Named Executive Officers, Mr. Huber, Mr. James and Mr. Van Patten participate in the Profit Sharing and Savings Plan.

  Effective January 1, 1998, the Company adopted a new non-qualified defined contribution Supplemental Executive Retirement Plan which covers certain Named Executive Officers and certain other key executives. All of the Named Executive Officers participate in the plan with the exception of Mr. Fowler.

Contingent Employment Agreements

  An agreement with Mr. Hoffman which will become effective in the event of a Change in Control of the Company is intended to assure the Company of his continued services. In general, the agreement provides that, if there is a Change in Control, the executive shall remain employed by the Company in his then current position at the then current taxable compensation and benefit levels for a period of three years, subject to earlier expiration because of voluntary resignation, mandatory retirement, disability or termination for cause, as defined in the agreement. If the Company breaches the agreement, the Company is obligated to provide the executive certain severance benefits, including three years' base salary plus three times the average of the prior three years' bonuses. In addition, the Company would become obligated to continue the executive's participation in various compensation and benefit plans in which the executive was participating when the agreement became effective.

  Certain provisions of the Internal Revenue Code impose a 20% excise tax upon an executive of a corporation and deny federal income tax deductibility to the corporation as to a significant portion of the compensation payments made to an executive because of a Change in Control, if such payments as a whole exceed three times his or her average annual base and incentive compensation for the most recent five years before the year in which the Change in Control occurs. The amounts estimated to be payable under the aforesaid agreement, if this agreement becomes effective, could be large enough to subject Mr. Hoffman to the excise tax and to deprive the Company of a deduction. The Company has agreed with the executive that, if an excise tax were imposed upon payment of the aforementioned severance benefits, it will provide "grossed-up" reimbursement to the executive, including any tax payable on such additional amounts paid to him.

  If a Change in Control were to occur and the contingent employment agreement were to be breached by the Company within three years thereafter, the amount of cash that would be payable in respect of this agreement is estimated (as of March 1, 1999 and excluding any "grossed-up" reimbursements for taxes) to be $1.2 million.

Employment Agreements

  In January 1998, Mr. Fowler and the Company entered into an employment agreement (the "Employment Agreement") which provides for an annual base salary of at least $650,000, and participation in the MICP, the LTIP and the 1988 Option Plan. The Employment Agreement also provides that Mr. Fowler will participate in the Company's qualified defined benefit pension plan, the savings component of the Profit Sharing and Savings Plan and the defined benefit Supplemental Executive Retirement Plan with his vesting service period under each plan including the period of his employment with The Vigoro Corporation ("Vigoro"). In addition, the Employment Agreement provides for the grant of a restricted stock award equal to 33,000 shares of Common Stock which vest upon Mr. Fowler's attainment of age 65. Should Mr. Fowler's employment be terminated, other than for "cause," by the Company prior to October 31, 2000 or should Mr. Fowler resign for "good reason" (as defined in the Employment Agreement), Mr. Fowler is entitled to receive his base salary, an annual bonus equal to the highest bonus received during the three previous years under the MICP and standard employee benefits for the balance of the employment period. If his employment is terminated because of a Change in Control, Mr. Fowler is entitled to a lump sum severance allowance in an amount equal to the sum of three times his base salary and three times his average annual incentive compensation and "grossed-up" reimbursement of any Change in Control excise tax as provided under the Contingent Employment Agreement of Mr. Hoffman discussed above. If Mr. Fowler's employment is terminated for cause, death or inability to perform, he or his estate is to receive accrued but unpaid base salary, vacation and bonus. The Employment Agreement supersedes and terminates all prior agreements between Mr. Fowler and the Company, including Mr. Fowler's Non-Competition Agreement dated March 1, 1996 (which expired March 1,
1999), participation in The Vigoro Corporation Severance Plan (which expired in November, 1998) and his letter agreement dated April 1, 1996 regarding a Change in Control and the related tax gross-up agreement dated April 16, 1996.

Management Compensation and Benefit Assurance Program

  The Board adopted a Management Compensation and Benefit Assurance Program (the "Program") in October 1988 and amended this Program in August 1995. The purpose of the Program is to ensure that officers and key management personnel receive the compensation and benefits that have been committed to, and are reasonably expected by, them under the terms of certain benefit plans, including severance and benefits in the event of termination of employment after a Change in Control.

  Under the Program, grantor trusts have been established with the Wachovia Bank of North Carolina, N.A. of Winston-Salem, North Carolina (the "Trustee") to ensure appropriate payment when due of commitments, awards and benefits under the MICP (including any deferred bonuses), the Supplemental Executive Retirement Plan, the 1988 Option Plan, the contingent employment agreements and gross-up arrangements referred to under the caption "--Contingent Employment Agreements" and "--Employment Agreements." These trusts are minimally funded with operating funds of the Company, subject to full funding in the event that the Trustee is notified that a Change in Control has occurred or is about to occur. The assets of these trusts are subject to the claims of the Company's creditors.

  Assuming a Change in Control were to occur, distributions by the Trustee would be made only if an officer were terminated involuntarily without cause within three years after a Change in Control and/or only to the extent the Company were to fail to honor its commitments and subject to the claims of the Company's creditors and to the terms of the benefit plan involved. Full funding under the arrangements that could be required would depend upon the Company's outstanding commitments subject to the Program from time to time.

Severance Agreements

  In March of 1999, in order to provide Mr. James with appropriate assurances to continue to perform his duties and responsibilities as the Company's Senior Vice President and Chief Financial Officer, and thereby promote the stability of the Company, the Company entered into a severance agreement (the "Executive Severance Agreement") with Mr. James for an initial term of two years.

  The Executive Severance Agreement provides that Mr. James will receive "Executive Severance Benefits" if his employment is terminated in circumstances that constitute an "Executive Severance Event" and he executes a release of claims. The Executive Severance Benefits include an amount equal to two times Mr. James' base salary plus two times the highest annual bonus earned for any of the three years immediately preceding his termination, paid in equal monthly installments over a two-year period. The Executive Severance Benefits also include continuation of medical, dental, life and disability insurance coverage for the lesser of two years or until Mr. James becomes eligible to participate in and receive similar benefits under another employer's plan. An Executive Severance Event occurs if, during the term of the Executive Severance Agreement, Mr. James' employment is terminated: (i) by the Company other than for cause, disability or death; or (ii) by Mr. James within 90 days after he has or should have knowledge that "good reason" (as defined in the Executive Severance Agreement) exists. As of March 1, 1999, the amount of cash that would be payable pursuant to the severance provisions of the Executive Severance Agreement is estimated to be $1.2 million.

  In consideration of the Executive Severance Benefits, the Executive Severance Agreement provides that for the two-year period following Mr. James' separation from employment with the Company for any reason, Mr. James will not compete with the Company. During such non-competition period, Mr. James is prohibited from rendering services to any business enterprise in North America in the business of producing and distributing potash, phosphate, animal feed ingredients or salt or any other significant business in which the Company is engaged at the time of termination. In addition, Mr. James is prohibited from soliciting, in competition with the Company, any client, customer or prospect of the Company and from soliciting any employee, contractor or agent of the Company to enter into any employment, agency or other relationship in competition with the Company.

  The Executive Severance Agreement further provides that in the event of a Change in Control of the Company, the Change in Control provisions of the Executive Severance Agreement become effective and the severance provisions described above become void. These Change in Control provisions provide that, in the event of a Change in Control of the Company, Mr. James shall remain employed by the Company in his then current position at the then current base and incentive compensation and benefit levels for a period of three years, subject to an earlier expiration due to voluntary resignation, mandatory retirement, disability or termination for cause, all as defined in the Executive Severance Agreement. If the Company breaches such Change in Control provisions, Mr. James is entitled to a lump sum Change in Control severance allowance in an amount equal to the sum of three times his base salary and three times his average annual incentive compensation for the three prior years and "grossed-up" reimbursement of any Change in Control excise tax imposed on Mr. James as provided under the Contingent Employment Agreement of Mr. Hoffman described above. If a Change in Control were to occur and the Change in Control provisions of the Executive Severance Agreement were to be breached by the Company within three years thereafter, the amount of cash that would be payable in respect of these Change in Control provisions of the Executive Severance Agreement is estimated (as of March 1, 1999 and excluding any "grossed-up" reimbursements for taxes) to be $1.8 million.

  In connection with the pending divestiture of IMC AgriBusiness, a business unit of the Company, the Company has entered into severance agreements (the "Severance Agreements") with certain key employees working for IMC AgriBusiness, including Mr. Van Patten who currently serves as a Senior Vice President of the Company. Each Severance Agreement provides that the covered employee will receive severance benefits ("Severance Benefits") if the employee is terminated in circumstances that constitute a "Severance Event" and such employee executes a release of claims. Severance Benefits consist of an amount equal to one, two or three years' pay (i.e., the employee's base salary plus the highest annual bonus earned for any of the prior three years determined as of August 1, 1998), paid in equal monthly installments over the applicable one, two or three-year period. Severance Benefits also include continuation of medical, dental and life insurance coverage for the lesser of one year or until the employee becomes eligible to participate in and receive similar benefits under another employer's plan. A Severance Event occurs if, within three years of August 1, 1998, the employee's employment is terminated:
(i) by the employer other than for cause, disability or death; or (ii) by the employee within 60 days after the employee has or should have knowledge that "good reason" (as defined in the Severance Agreement) exists. An employee is not entitled to Severance Benefits under the Severance Agreement if such employee is terminated from employment with IMC AgriBusiness and subsequently offered a comparable position with the Company or with the purchaser of IMC AgriBusiness or accepts any position with the Company or such purchaser. The Severance Agreements obligate the Company to require the purchaser of IMC AgriBusiness to assume responsibility for the severance obligations thereunder with respect to those employees who accept employment with the purchaser. The Severance Agreements supersede and terminate all prior severance and similar agreements with the Company, including the non-competition agreements, dated March 1, 1996, entered into in connection with the Company's merger with Vigoro. The amount of cash that would be payable in respect of Mr. Van Patten's Severance Agreement is $1,356,627 (i.e., three years' compensation).

  Other than as described above, no named Executive Officer is eligible to receive Severance Benefits under the Severance Agreements.

Non-Competition Agreements

  In consideration of the substantial Severance Benefits available to certain key employees of IMC AgriBusiness under the Severance Agreements described above, the Company entered into non-competition agreements (the "Non-Competition Agreements") with such employees, including Mr. Van Patten. The Non-Competition Agreements provide that, for the period during which the employee is receiving Severance Benefits under the Severance Agreement, the employee will not compete with the Company. During such non-competition period, those employees who executed Non-Competition Agreements will be prohibited from rendering services to any business enterprise in North America in the business of producing, brokering and/or distributing in a wholesale capacity crop nutrients, animal feed ingredients, salt, soda ash, sodium bicarbonate, sodium sulfate or boron chemicals. In addition, each employee subject to a Non-Competition Agreement is prohibited from soliciting, in competition with the Company, any client, customer or prospect of the Company and from soliciting any employee, contractor or agent of the Company to enter into any employment, agency or other relationship in competition with the Company.

  Other than as described above, no Named Executive Officer is a party to a Non-Competition Agreement.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors of the Company is comprised of Messrs. Bentele, Dammeyer and Mathis. Mr. Fowler, Chairman of the Board and Chief Executive Officer of the Company, is the Chairman of the compensation committee of the board of directors of Anixter International, Inc. ("Anixter"). Mr. Dammeyer is the Vice Chairman of Anixter and is a member of the Compensation Committee of the Board of Directors of the Company.

                              THE ANNUAL MEETING

Proxies and Voting at the Annual Meeting

  As of the close of business on March 15, 1999 (the "Record Date"), there were 114,342,634 shares of Common Stock which may be voted at the Annual Meeting. Only holders of record of the Common Stock at the close of business on the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. Each issued and outstanding share of Common Stock is entitled to one vote.

  Shares represented by proxies will be voted in accordance with directions given on the proxy card by a stockholder. Any properly executed and returned proxy not specifying to the contrary will be voted (i) for the election of the Board's nominees for Director, (ii) in favor of the adoption of the IMC Global Inc. Management Incentive Compensation Program, (iii) in favor of the adoption of the amendment to the IMC Global Inc. Amended and Restated 1988 Stock Option and Award Plan, (iv) in favor of ratifying the appointment of the independent auditors and (v) in the discretion of the holder of proxies as to any other matter that is properly presented at the Annual Meeting. A stockholder giving a proxy has the right to revoke it at any time before it has been voted at the Annual Meeting.

  A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in a street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

  A stockholder may, with respect to the election of Directors, (i) vote for all three nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all such nominees other than any nominee with respect to whom the stockholder withholds authority to vote. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote in the election of Directors is required to elect Directors. Accordingly, if a quorum is present at the meeting, the three persons standing for election for the class of Directors whose term expires at the 2002 Annual Meeting who receive the greatest number of votes will be elected to serve as Directors. Therefore, withholding authority to vote for one or more Directors and non-voted shares with respect to the election of Directors will not affect the outcome of the election of Directors. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. If a quorum is present at the Annual Meeting, approval of each matter other than the election of Directors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on such matter. An abstention with respect to such matter has the legal effect of a vote against such matter. Non-voted shares with respect to such matter will not affect the determination of whether such matter is approved.

  Proxies are solicited by the Board of Directors and management to assure that stockholders who are unable to attend the Annual Meeting have the opportunity nonetheless to cast a vote on the issues to come before the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegrams by Directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation, at an estimated cost of $7,000, plus expenses. The cost of all proxy solicitations, including payments to Morrow & Co., Inc. will be borne by the Company.

  The giving of the proxy does not affect the right to vote in person should the stockholder be able to attend the Annual Meeting. Such proxy may be revoked at any time prior to the effective exercise thereof by the execution of a subsequent proxy or, if the stockholder attends the Annual Meeting and wishes to vote in person, by notifying the Secretary at the Annual Meeting of his or her intention to so vote.

  Prompt execution and return of the proxy card is requested in order to assure the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting, which is required for a quorum.

Matters to Be Considered at the Annual Meeting

I. Election of Directors

  The Board of Directors of the Company consists of twelve members. Two of the twelve members of the Board are also employees of the Company. Robert E. Fowler, Jr. is Chairman of the Board and Chief Executive Officer, and Douglas
A. Pertz is President and Chief Operating Officer of the Company. The Board is divided into three classes with staggered terms of three years each, so that the term of one class expires at each Annual Meeting of Stockholders.

  Four Directors currently serve in the class of Directors whose term expires at the Annual Meeting. Two of these four Directors, Wendell F. Bueche and Billie B. Turner, intend to retire from the Board at the Annual Meeting and, therefore, will not be standing for re-election. James M. Davidson and Joseph
P. Sullivan, each of whose term expires at the Annual Meeting, will stand for re-election at the Annual Meeting. In order to achieve balance among the classes of Directors, David B. Mathis, who is currently serving in the class of Directors whose term expires at the 2000 Annual Meeting, has agreed to stand for re-election at the Annual Meeting to a new three-year term as a member of the class of Directors whose term expires in 2002. The Board intends to reduce the number of Directors which constitutes the entire Board from twelve to ten immediately following the Annual Meeting.

  It is intended that the shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, in favor of the election of James M. Davidson, David B. Mathis and Joseph P. Sullivan to serve until the Annual Meeting of Stockholders in 2002 or until their respective successors have been duly elected and qualified. Directors shall be elected by a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote in the election.

  All of the nominees are currently members of the Board. If one or more nominees should become unavailable to serve as a Director, it is intended that shares represented by the enclosed proxy card will be voted for such substitute nominee or nominees as may be selected by the Board.

  The names of the nominees for Director and of those Directors continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, their length of service, if any, on the Board and their service, if any, on any committees of the Board are set forth below.

        NOMINEES FOR ELECTION AS A DIRECTOR FOR A TERM EXPIRING IN 2002

                 James M. Davidson, Ph.D.

                 Age 64. Vice President Emeritus, University of Florida. Dr. Davidson joined the University of Florida, Gainesville, Florida in 1974, became Professor and Assistant Dean for Research in 1979, Professor and Dean for Research, Institute of Food and Agricultural Sciences, and Director, Florida Agricultural Experiment Station in 1986, and Vice President for Agriculture and Natural Resources in 1992. He retired from the University of Florida in 1998. Dr. Davidson has served as a Director of the Company since July 1991. Dr. Davidson currently serves as Chairman of the Audit Committee and as a member of the Environmental, Health and Safety Committee.

                 David B. Mathis


                 Age 60. Chairman and Chief Executive Officer of Kemper Insurance Companies. Mr. Mathis served as Chairman, President and Chief Executive Officer of Kemper Insurance Companies from March 1996 to September 1996. From February 1992 through February 1996, he served as Chairman and Chief Executive Officer of Kemper Corporation. Mr. Mathis has been employed by Kemper since 1960 in management positions of successively increasing importance. He is currently a director of Kemper Insurance Companies. Mr. Mathis also serves on the board of trustees of Lake Forest College and is an advisory board member of the J. L. Kellogg Graduate School of Management of Northwestern University. He also serves on the board of trustees of the Chicago Symphony Orchestra. Mr. Mathis has served as a Director of the Company since February 1995. Mr. Mathis currently serves as Chairman of the Committee on Directors and Board Affairs and as a member of the Executive Committee and the Compensation Committee.
                 [PHOTO OF DAVID B. MATHIS APPEARS HERE]

                 Joseph P. Sullivan


                 Age 65. Retired Chairman of the Board of Vigoro, a position he held from March 1991 through February 1996. From March 1991 to September 1994, Mr. Sullivan served as Chief Executive Officer of Vigoro. He served as Chief Operating Officer of Vigoro from March 1991 to July 1993 and as President from January 1986 to March 1991. Mr. Sullivan served as a director of Vigoro from January 1986 through February 1996. He is a director of American Classic Voyages Co. In addition, Mr. Sullivan is a member of the board and the executive committee of the National Opinion Research Center and is a member of the board and president-elect of the International Food and Agribusiness Management Association. Mr. Sullivan has served as a Director of the Company since March 1996. Mr. Sullivan currently serves as a member of the Executive Committee and as a member of the Environmental, Health and Safety Committee.
                 [PHOTO OF JOSEPH P. SULLIVAN APPEARS HERE]

                                 DIRECTORS CONTINUING IN OFFICE

                 Raymond F. Bentele


                 Age 62. Retired President and Chief Executive Officer, Mallinckrodt Inc. Mr. Bentele was Executive Vice President of Mallinckrodt Group Inc. (formerly known as IMCERA Group Inc.) from 1989 until his retirement. He is also a director of the Kellwood Company, Mallinckrodt Inc., Leggett & Platt Inc. and was previously a director of IMC Global from 1990 to 1991. Mr. Bentele has served as a Director of the Company since June 1994, and his term expires in April 2001. Mr. Bentele currently serves as Chairman of the Compensation Committee and as a member of the Committee on Directors and Board Affairs.
                 [PHOTO OF RAYMONG F. BENTELE APPEARS HERE]

                 Rod F. Dammeyer


                 Age 58. Managing Partner of Equity Group Investments, Inc. Since February 1998 Mr. Dammeyer has served as Vice Chairman of Anixter. From January 1993 to February 1998, Mr. Dammeyer served as Chief Executive Officer of Anixter, and from October 1985 to February 1998 he served as President of Anixter. In addition, Mr. Dammeyer has served as a director of Anixter since October 1985. He is also a trustee of Van Kampen Investments, Inc. closed end funds. Mr. Dammeyer is a director of Antec Corporation, CNA Surety Corp., Inc., Grupo Azucarero Mexico (GAM), Jacor Communications, Inc., Matria Healthcare, Inc., Metal Management, Inc., Stericycle, Inc., TeleTech Holdings, Inc. and Transmedia Network, Inc. He previously served as a director of Vigoro from August 1993 until March 1996 and has served as a Director of the Company since March 1996. His term expires in April 2001. Mr. Dammeyer currently serves on the Compensation Committee.
[PHOTO OF ROD F. DAMMEYER APPEARS HERE]

                 Robert E. Fowler, Jr.


                 Age 63. Chairman of the Board and Chief Executive Officer of the Company. Mr. Fowler served as Chairman, President and Chief Executive Officer of the Company from July 1, 1998 through September 30, 1998. From July 1, 1997 through June 30, 1998, he served as President and Chief Executive Officer of the Company. Mr. Fowler served as President and Chief Operating Officer of the Company from March 1996 through June 1997. He served as President and Chief Executive Officer of Vigoro from September 1994 through February 1996 and as President and Chief Operating Officer from July 1993 to September 1994. He is a director of Anixter. Mr. Fowler previously served as a director of Vigoro from August 1993 through February 1996 and has served as a Director of the Company since March 1996. His term expires in April 2000. Mr. Fowler currently serves as Chairman of the Executive Committee and is a non-voting member of the Committee on Directors and Board Affairs.
[PHOTO OF ROBERT E. FOWLER, JR. APPEARS HERE]

                 Harold H. MacKay


                 Age 58. Partner of the law firm MacPherson Leslie & Tyerman in Regina, Saskatchewan, Canada. Mr. MacKay served as Managing Partner of MacPherson Leslie & Tyerman from 1989 through 1996 and is presently the Chairman of the firm, a position to which he recently returned after serving as Chair of the Task Force on the Future of the Canadian Financial Services Sector. He is a director of IPSCO Inc., Weyerhaeuser Canada Ltd. and the Bank of Canada. Mr. MacKay previously served as a director of Vigoro from November 1993 until March 1996 and has served as a Director of the Company since March 1996. His term expires in April 2000. Mr. MacKay currently serves as Chairman of the Environmental, Health and Safety Committee and as a member of the Audit Committee.
[PHOTO OF HAROLD H. MACKAY APPEARS HERE]

                 Donald F. Mazankowski


                 Age 63. Now retired from politics, Mr. Mazankowski served as Canada's Minister of Finance from 1991 to 1993 and Minister of Agriculture from 1988 to 1991. From 1986 to 1993, he served as Canada's Deputy Prime Minister and President of the Queen's Privy Council. Mr. Mazankowski is a director of the Weyerhaeuser Company and its subsidiary, Weyerhaeuser Canada Ltd., Shaw Communications Inc., Power Corporation of Canada, The Great West Life Assurance Co., Investors Group Inc., Gulf Canada Resources Ltd., Gulf Indonesia Resources Ltd., Canadian Utilities Limited and Canada Brokerlink Inc. Mr. Mazankowski previously served as a director of Vigoro from February 1994 until March 1996 and has served as a Director of the Company since October 1997. His term expires in April 2001. He is a member of the Audit Committee.
[PHOTO OF DONALD F. MAZANKOWSKI APPEARS HERE]

                 Douglas A. Pertz

                 Age 44. President and Chief Operating Officer of the Company since October 1998. From 1995 to 1998, Mr. Pertz served as President and Chief Executive Officer and as a director of Culligan Water Technologies, Inc., a leading manufacturer and distributor of water purification and treatment products. From 1994 until January 1995, he was Corporate Vice President and Group Executive of the Danaher Corporation ("Danaher"), a manufacturer of products in the tool, process/environmental controls and transportation industries and was also President and a director of Danaher's subsidiary, Hennessy Industries, a manufacturer of transportation equipment. In

                 [PHOTO OF DOUGLAS A PERTZ APPEARS HERE]
                 addition, from 1990 to January 1995, he was President, Chief Executive Officer and a director of Danaher's subsidiary, NMTC, Inc. d/b/a Matco Tools, a manufacturer of hand tools, and NMTC, Inc.'s predecessor company, Matco Tools Corporation. Mr. Pertz has served as a Director of the Company since October 1998, and his term expires in April 2001.

                 Richard L. Thomas


                 Age 68. Retired Chairman of First Chicago NBD Corporation and The First National Bank of Chicago. Mr. Thomas is also a director of CNA Financial Corporation, The PMI Group, Inc., The Sabre Group Holdings, Inc., Sara Lee Corporation, Scotsman Industries, Inc. and Unicom Corporation. Mr. Thomas is a life trustee of the Chicago Symphony Orchestra, a trustee of Rush-Presbyterian-St. Luke's Medical Center (Chicago), Northwestern University and Kenyon College. Mr. Thomas has served as a Director of the Company since June 1996, and his term expires in April 2000. Mr. Thomas currently serves on the Executive Committee and the Committee on Directors and Board Affairs.
                 [PHOTO OF RICHARD L. THOMAS APPEARS HERE]

  The Board of Directors recommends a vote FOR the election of the three nominees listed above (Proposal No. 1 on the proxy card).

II. Approval of the IMC Global Inc. Management Incentive Compensation Program

  The Board of Directors is proposing for stockholder approval the IMC Global Inc. Management Incentive Compensation Program (the "Proposed MICP"). The Proposed MICP is intended to provide incentives to officers and other key employees of the Company and its subsidiaries and thereby advance the interests of the Company by attracting and retaining officers and other key employees and motivating such persons to act in the best interests of the Company's stockholders. If approved by the stockholders, the Proposed MICP will replace the existing MICP, which was terminated effective December 31, 1998. The Proposed MICP is intended to comply, whenever possible and consistent with the objectives of the Proposed MICP, with the requirements of
Section 162(m) of the Internal Revenue Code ("Section 162(m)"). The relationship between Section 162(m) and the Proposed MICP is described more fully below.

Description of the Proposed MICP

  Administration. The Proposed MICP will be administered by the Compensation Committee which currently consists of three Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m).

  Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of the corporation's chief executive officer (the "CEO") and the corporation's four most highly compensated executive officers other than the CEO. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors"; (ii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to stockholders and are approved by a separate majority vote of the corporation's stockholders before the compensation is paid; and (iii) the committee certifies that the applicable performance goals were in fact satisfied before payment of any performance-based compensation is made. The Compensation Committee consists solely of "outside directors" as defined for purposes of Section 162(m). As a result, and based on certain Internal Revenue Service regulations, compensation under the Proposed MICP attributable to "business performance incentive awards" (defined below) is expected not to be subject to the $1 million deduction limit under Section 162(m).

  Subject to the express provisions of the Proposed MICP, the Compensation Committee will have the authority to select officers and other key employees of the Company, and its subsidiaries, who will receive performance incentive awards and to determine all of the terms and conditions of each award. Approximately 160 officers and other key employees are eligible to participate in the Proposed MICP. All performance incentive awards will be subject to such provisions not inconsistent with the Proposed MICP as the Compensation Committee shall approve. The Compensation Committee will also have authority to prescribe rules and regulations for administering the Proposed MICP and to decide questions of interpretation or application of any provision of the Proposed MICP. Except with respect to grants to persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m), the Compensation Committee may delegate some or all of its power and authority to administer the Proposed MICP to the CEO or other executive officer of the Company.

  Change in Control. In the event of certain acquisitions of 15% or more of the Common Stock, a change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive 60% or more of the stock of the surviving company) or the consummation of a liquidation or dissolution of the Company, the Compensation Committee will have the discretion to make such adjustments to outstanding awards under the Proposed MICP as it deems appropriate, including, without limitation, causing all outstanding awards to be "cashed-out" by the Company.

  Effective Date, Termination and Amendment. If approved by stockholders at the Annual Meeting, the Proposed MICP will become effective as of January 1, 1999. The Compensation Committee may amend the Proposed MICP at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation.

  Performance Incentive Awards. The Proposed MICP provides for the grant of performance incentive awards. Each performance incentive award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive payment in cash of a specified amount. The maximum amount that may be paid to any individual under any performance incentive award for any performance period shall not exceed $2 million, adjusted for increases in the Consumer Price Index between January 1, 1999 and the beginning of the performance period. All of the terms relating to the satisfaction of performance measures and the termination of the performance period relating to a performance incentive award, or any cancellation or forfeiture of such performance incentive award upon a termination of employment with the Company of the holder of such performance incentive award, whether by reason of disability, retirement, death or other termination, shall be determined by the Compensation Committee and communicated to the recipient of a performance incentive award at the time the award is granted.

  Performance incentive awards may be either business performance incentive awards, which entitle a participant to a specified amount contingent upon the attainment of business performance measures within a specified performance period or individual performance incentive awards, which entitle a participant to a specified amount contingent upon the attainment of individual performance measures within a specified performance period. A participant may be awarded both a business performance incentive award and an individual performance incentive award for the same performance period.

  Performance Goals. Under the Proposed MICP, the payment of business performance incentive awards will be subject to the satisfaction of certain business performance objectives and criteria, such objectives and criteria to be based on the Economic Profit of a business unit of the Company and/or of the Company as a whole. Economic Profit is defined for this purpose as after-tax operating earnings in excess of net assets multiplied by the cost of capital. The payment of individual performance incentive awards will be subject to the satisfaction of certain individual performance goals established for each participant. If the Compensation Committee desires that compensation payable pursuant to any award subject to either business performance measures or individual performance measures be "qualified performance-based compensation" within the meaning of Section 162(m), the applicable performance measures (i) will be established by the Compensation Committee no later than 90 days after the beginning of the performance period (or such other time designated by the Internal Revenue Service) and (ii) will satisfy all other applicable requirements imposed under regulations promulgated under Section 162(m), including the requirement that such performance measures be stated in terms of an objective formula or standard.

  Performance Periods. A Performance Period is one fiscal year of the Company.

Federal Income Tax Consequences

  The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Proposed MICP.
  A participant receiving a performance incentive award will not recognize taxable income upon the grant of such award and the Company will not be entitled to a tax deduction at such time. Upon the payment of a performance incentive award the participant will recognize ordinary income in an amount equal to the cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Awards in Fiscal 1999

  Set forth below are the target awards that each of the following is eligible to receive under the Proposed MICP during fiscal 1999:

                   Name and Position                     Target Dollar Value ($)
                   -----------------                     -----------------------
R. E. Fowler, Jr., Chairman of the Board and Chief
 Executive Officer.....................................           507,000
C. S. Hoffman, Senior Vice President...................           128,477
J. U. Huber, Senior Vice President.....................           219,772
J. B. James, Senior Vice President and Chief Financial
 Officer...............................................           171,600
R. M. Van Patten, Senior Vice President................           157,872
All Executive Officers as a Group (12 persons).........         1,999,375
All Non-Employee Directors as a Group (8 persons)......                 0
All Employees as a Group (excluding Executive Officers)
 (148 persons).........................................         4,167,215

  The Proposed MICP will not be effective unless it is approved by the vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the Proposed MICP.

  The Board of Directors recommends a vote FOR authorization and approval of the IMC Global Inc. Management Incentive Compensation Program (Proposal No. 2 on the proxy card).

III. Approval of the Amendment to the IMC Global Inc. Amended and Restated 1988 Stock Option and Award Plan

  In order to provide employees of the Company with an additional incentive to contribute to the success of the Company by making available to them an opportunity to acquire Common Stock ownership in the Company, the Company adopted a Stock Option and Award Plan (the "1988 Option Plan") for officers and other key employees which was approved by the sole stockholder of the Company on September 24, 1987 and became effective February 3, 1988. The 1988 Option Plan was amended and restated with the approval of the stockholders, effective as of October 19, 1995.

  An aggregate of 6,000,000 shares of Common Stock (after adjustment for the 2-for-1 stock split in November, 1995) have been authorized to be sold through the exercise of options or issued through restricted stock awards pursuant to the 1988 Option Plan. The Compensation Committee of the Board of Directors has the authority to determine the number of shares to be subject to options and restricted stock awards granted to such officers and other key employees as it selects to receive such options and awards. Approximately 475 officers and other key employees are eligible to participate in the 1988 Option Plan.

Proposed Amendment

  As of January 1, 1999, no more than 565,046 shares were available under the 1988 Option Plan for issue in connection with stock options or restricted stock awards. Accordingly, on February 23, 1999, the Board of Directors adopted an amendment to the 1988 Option Plan, subject to stockholder approval, which would provide for an increase in the number of shares which may be awarded under the 1988 Option Plan to 11,700,000 shares from 6,000,000 shares. The additional 5,700,000 shares which could be awarded under the 1988 Option Plan are believed necessary so that an adequate number of shares is available for purposes of the 1988 Option Plan.

  The 1988 Option Plan has also been amended to authorize the Compensation Committee, in its discretion (which discretion is exercisable before or after a participant's termination of employment), to vest options held by a participant whose employment has terminated or to extend (but not beyond the expiration of ten years from the date of grant) the post-termination vesting and exercise periods, or both, of such options.

  Other changes provide that, upon the death of a participant after termination of employment, the person to whom the participant's options are transferred by will or the laws of descent and distribution may exercise the options, to the extent exercisable by the participant at the time of his death, during the remainder of the period during which the participant could have exercised the options if he had survived or, if longer, during the one-year period following the participant's death, but in no event after the expiration of ten years from the date of grant.

Description of the 1988 Option Plan

  Administration. The 1988 Option Plan is administered by the Compensation Committee. Each member of the Compensation Committee is currently a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m).

  Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. Qualified performance-based compensation is compensation that satisfies the following requirements: (i) the compensation is payable after the attainment of performance goals determined by a committee consisting solely of two or more "outside directors"; (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders; and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Compensation Committee currently consists solely of "outside directors" for purposes of Section 162(m). As a result, and based on regulations issued by the Internal Revenue Service, certain compensation under the 1988 Option Plan, such as that payable with respect to options and stock appreciation rights ("SARs"), is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 1988 Option Plan, such as any restricted stock award which is not subject to a performance condition with respect to grant or vesting, would be subject to such limit.

  Subject to the express provisions of the 1988 Option Plan, the Compensation Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 1988 Option Plan as the Compensation Committee shall approve. The Compensation Committee will also have authority to establish rules and regulations for administering the 1988 Option Plan and to decide questions of interpretation or application of any provision of the 1988 Option Plan. Except with respect to grants to executive officers of the Company and persons whose compensation is likely to be subject to the $1 million deduction limit under
Section 162(m), the Compensation Committee may delegate some or all of its power and authority to administer the 1988 Option Plan to the Chief Executive Officer or other executive officer of the Company.

  Available Shares. Under the 1988 Option Plan, 6,000,000 (11,700,000 if the proposed amendment is approved by stockholders) shares of Common Stock are available for awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change or event. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options or restricted stock awards. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of an
SAR) or restricted stock award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock will again be available under the 1988 Option Plan. The maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person is 500,000, subject to adjustment as described above.

  Change in Control. In the event of certain acquisitions of 15% or more of the Common Stock, a change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive more than 60% of the stock of the surviving company) or the approval by stockholders of a liquidation or dissolution of the Company, all outstanding awards will be "cashed-out" by the Company except, in the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, all outstanding options and SARs will be exercisable in full, all restricted stock awards will vest, and each option, SAR and restricted stock award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

  Effective Date, Termination and Amendment. The 1988 Option Plan became effective as of February 3, 1988 and will terminate when shares of Common Stock are no longer available for the grant of awards, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 1988 Option Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under the 1988 Option Plan, (ii) reduce the minimum purchase price in the case of an option, or
(iii) effect any change inconsistent with Section 422 of the Internal Revenue Code.

  Stock Options-General. The Compensation Committee will determine the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash or by delivery of previously owned shares of Common Stock.

  Non-Qualified Stock Options. Each non-qualified stock option will be exercisable for no more than ten years after its date of grant. The exercise price of a non-qualified stock option will not be less than 100% of the fair market value of the Common Stock on the date of grant.

  Incentive Stock Options. Each incentive stock option will be exercisable for no more than ten years after its date of grant, unless the optionee owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than 100% of the fair market value of the Common Stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

  Stock Appreciation Rights. The Compensation Committee may grant SARs in conjunction with all or part of any stock option granted under the 1988 Option Plan, upon such terms and conditions and limitations as the Compensation Committee determines. Any SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. An SAR is the right to receive, without payment to the Company, in lieu of the purchase of shares under a related option, a number of shares of Common Stock and/or cash equivalent to the difference or spread between the option price and the market price at the time of exercise. The Compensation Committee shall have the sole discretion to determine whether payment of the right will be made in shares of Common Stock, cash or a combination thereof. Upon exercise of an SAR, the related option or its applicable part must be surrendered and shall be deemed to have been exercised for the purpose of the limitation of the number of shares issuable under the 1988 Option Plan.

  In the event of termination of employment or service by reason of total disability, each stock option and SAR will be exercisable only to the extent exercisable on the date of termination for a period of no more than three years after such termination (or such other period set forth in the award agreement), but in no event after the expiration of such option or SAR. In the event of termination of employment or service by reason of retirement on or after age 55 ("Retirement"), each stock option and SAR that was granted at least one year prior to the date of termination will be fully exercisable for a period of no more than three years after such termination (or such other period set forth in the award agreement), but in no event after the expiration of such option or SAR. In the event of termination of employment or service by reason of death, each stock option and SAR will be exercisable only to the extent exercisable on the date of death for a period of no more than 12 months after the date of death (or such other period set forth in the award agreement), but in no event after the expiration of such option or SAR. In the event of termination of employment or service for any other reason, each stock option and SAR will be exercisable only to the extent exercisable on the date of termination for a period of no more than three months after such termination (or such other period set forth in the award agreement), but in no event after the expiration of such option or SAR. If an optionee dies during the specified periods following termination of employment or service by reason of total disability, Retirement or for any other reason, each stock option and SAR will be exercisable only to the extent exercisable on the date of death for a period of no more than the greater of 12 months after the date of death or the remaining period during which the optionee could have exercised the stock option or SAR had the optionee survived (or such other period set forth in the award agreement), but in no event after the expiration of such option or SAR.

  Notwithstanding the foregoing, the Compensation Committee may in its sole discretion before or after termination of an optionee's employment permit the optionee to exercise his options and SARS in full, whether or not such options or SARs were otherwise exercisable at the time of his termination and may extend the time following termination of employment when the employee's options and SARs may become exercisable and during which exercisable options and SARs may be exercised (but not after the expiration of such options or SARs).

  Restricted Stock Awards. The 1988 Option Plan provides for the grant of restricted stock awards. Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of or service to the Company during the restriction period. In the event of termination of employment or service, the portion of a restricted stock award that is not vested will be forfeited and canceled by the Company except to the extent determined by the Compensation Committee in its sole discretion before or after such termination. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

Federal Income Tax Consequences

  The following is a brief summary of certain of the U.S. federal income tax consequences generally arising with respect to grants and awards under the 1988 Option Plan.

  Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (i) the lesser of either (a) the amount realized upon such disposition or (b) the fair market value of such shares on the date of exercise, over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

  SARs. A participant will not recognize any income upon the grant of an SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

  Restricted Stock. A participant will not recognize any income at the time of the grant of shares of restricted stock (unless the participant makes an election to be taxed at such time), and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time the restrictions lapse on restricted stock (if the above-described election was not made) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limit of Section 162(m) applies.

Awards in Fiscal 1999

  Set forth below are the awards that are expected to be made under the 1988 Option Plan to each of the following during fiscal 1999:

                                             Shares Subject to Shares Subject to
     Name and Position       Dollar Value($)      Options      Restricted Stock
     -----------------       --------------- ----------------- -----------------
R. E. Fowler, Jr., Chairman
 of the Board and Chief
 Executive Officer.........             (1)        158,000               0
C. S. Hoffman, Senior Vice
 President.................             (1)         33,000               0
J. U. Huber, Senior Vice
 President.................             (1)         63,000               0
J. B. James, Senior Vice
 President and Chief
 Financial Officer.........      191,250(2)         57,000          10,000
R. M. Van Patten, Senior
 Vice President............            0                 0               0
All Executive Officers as a
 Group (12 persons)........      286,875(2)        424,000          15,000
All Non-Employee Directors
 as a Group (8 persons)....            0                 0               0
All Employees as a Group
 (excluding Executive
 Officers) (463 persons)...      153,000(2)      1,001,903           8,000

--------
(1) The exercise price per share of the options equals the fair market value of a share of Common Stock on the date of grant. If the stockholders approve the amendment to the 1988 Option Plan, these options will be granted as of April 27, 1999.
(2) This amount includes only the value of the shares subject to restricted stock. The exercise price per share of the options equals the fair market value of a share of Common Stock on the date of grant. If the stockholders approve the amendment to the 1988 Option Plan, these options will be granted as of April 27, 1999.

  The proposed amendment will not be effective unless it is approved by the vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposed amendment.

  The Board of Directors recommends that the stockholders vote FOR approval of the proposed amendment to the IMC Global Inc. Amended and Restated 1988 Stock Option and Award Plan (Proposal No. 3 on the proxy card).

IV. Ratification of the Appointment of Independent Auditors

  The Board of Directors, upon recommendation of the Audit Committee, appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company and its subsidiaries and affiliates for the fiscal year ending December 31, 1999, subject to stockholder approval at the Annual Meeting.

  During the fiscal year ended December 31, 1998, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of several of its subsidiaries and affiliates and of certain of its employee benefit plans. Audit services also included accounting advisory services and review of filings with the SEC and the Annual Report to Stockholders. Ernst & Young LLP also performed certain non-audit services for the Company such as federal, state and local tax advisory services.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

  Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of a majority of the shares of the Company's Common Stock represented at the meeting in person or by proxy.

  The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company (Proposal No. 4 on the proxy card).

                           MISCELLANEOUS INFORMATION

  The Board of Directors and management know of no matters which will be presented for consideration at the Annual Meeting other than those stated in the notice of Annual Meeting and described in this Proxy Statement.

Discretionary Voting Authority

  If any matter properly comes before the Annual Meeting, the persons named in the accompanying proxy card will vote such proxy in accordance with their judgment regarding such matters, including the election of a Director or Directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the Annual Meeting.

Stockholder Proposals and Nominations for the 2000 Annual Meeting of
Stockholders

  For stockholders who may be interested in submitting a resolution for consideration at the 2000 Annual Meeting of Stockholders, the deadline for submitting such proposals in order to be considered for inclusion in the 2000 Proxy Statement is November 18, 1999. The Committee on Directors and Board Affairs considers stockholder recommendations of future nominees for election to the Board of Directors. The Amended and Restated By-Laws of the Company establish an advance notice procedure for stockholder proposals which provides that a stockholder wishing to nominate a candidate for election to the Board or wishing to bring business before an annual meeting is required to give written notice to the Corporate Secretary of the Company of his or her intention to make such a nomination. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Corporate Secretary, delivered or mailed to and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting, or if less than 70 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the 10th day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person's eligibility to serve as Director. A nomination which does not comply with the above procedure will be disregarded. Stockholders at the 1999 Annual Meeting may consider stockholder proposals or nominations brought by a stockholder of record on March 15, 1999, who is entitled to vote at the 1999 Annual Meeting and who has given the Company timely written notice, in proper form, of the stockholder's proposal or nomination. A stockholder proposal or nomination intended to be brought before the 1999 Annual Meeting must have been received by the Corporate Secretary on or after January 28, 1999 and before February 26, 1999. The 2000 Annual Meeting is expected to be held on April 25, 2000. A stockholder proposal or nomination intended to be brought before the 2000 Annual Meeting must be received by the Company on or after January 26, 2000 and on or prior to February 25, 2000. Proposals should be sent to the Corporate Secretary of the Company, 2100 Sanders Road, Northbrook, Illinois 60062-6146.

By Order of the Board of Directors

[LOGO OF SIGNATURE]

Rose Marie Williams
Corporate Secretary

Dated: March 25, 1999

                    DIRECTIONS TO THE RITZ-CARLTON CHICAGO

  The Ritz-Carlton Chicago is located at 160 East Pearson Street in downtown Chicago, Illinois. The telephone number of The Ritz-Carlton Chicago is 312-266-1000.

General

  The meeting will be held in the Versailles Suite. The Versailles Suite is located on the lobby level of the hotel.

From points North and West:

I-90/94 East to Ohio Street exit. Follow Ohio Street east 1 mile to Michigan Avenue. Left on Michigan 6 blocks to Pearson Street. Right on Pearson to 160 East Pearson. The hotel will be on your left-hand side.

From points West and Southwest:

I-290 East until it ends, then continue straight on Congress Parkway to Michigan Avenue. Left on Michigan about 1 1/2 miles to Pearson Street. Right on Pearson to 160 East Pearson. The hotel will be on your left-hand side.

OR

I-55 North to I-90/94 West, then follow directions below.

From points South and East:

I-90/94 West to Ohio Street exit. Follow Ohio Street east 1 mile to Michigan Avenue. Left on Michigan 6 blocks to Pearson Street. Right on Pearson to 160 East Pearson. The hotel will be on your left-hand side.

                                   EXHIBIT A

                                IMC GLOBAL INC.

                   MANAGEMENT INCENTIVE COMPENSATION PROGRAM

                                I. INTRODUCTION

  1.1 Purpose. The Management Incentive Compensation Program (the "Plan") of IMC Global Inc. (the "Company") is intended to provide incentives to officers and other key employees of the Company and its subsidiaries and thereby advance the interests of the Company by attracting and retaining officers and other key employees and motivating such persons to act in the best interests of the Company's stockholders.

  1.2 Certain Definitions.

  "Annual Incentive Period" shall mean a fiscal year of the Company.

  "Board" shall mean the Board of Directors of the Company.

  "Business Performance Incentive Award" shall mean a right, contingent upon the attainment of specified Business Performance Measures within an Annual Incentive Period, to receive payment in cash of a specified amount.

  "Business Unit" shall mean a subsidiary, division, joint venture or other unit of the Company's business which is designated as such by the Committee.

  "Change in Control" shall have the meaning set forth in Section 3.5(b).

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Committee" shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code.

  "Company" has the meaning specified in Section 1.1.

  "Economic Profit" shall have the meaning specified in Section 2.2(b).

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Incumbent Board" shall have the meaning set forth in Section 3.5(b)(2) hereof.

  "Individual Performance Incentive Award" shall mean a right, contingent upon the attainment of specified Individual Performance Measures within an Annual Incentive Period, to receive payment in cash of a specified amount.

  "Participant" shall mean an officer or key employee of the Company or a Subsidiary who has been selected for participation in the Plan by the Committee.

  "Performance Incentive Award" shall mean either a Business Performance Incentive Award or an Individual Performance Incentive Award.

  "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable Annual Incentive Period as a condition to the holder's receipt of the payment with respect to a Performance Incentive Award. Such criteria and objectives shall include, in the case of a Business Performance Incentive Award, "Business Performance Measures" which shall be based on the Economic Profit improvement of a Business Unit and/or of the Company as a whole and, in the case of an Individual Performance Incentive Award, "Individual Performance Measures" which shall be based on a Participant's areas of responsibility within his Business Unit or the Company as a whole, as well as individual performance goals established for the Participant. If the Committee desires that compensation payable pursuant to any award subject to Business Performance Measures or Individual Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Business Performance Measures or Individual Performance Measures, whichever is applicable, (i) shall be established by the Committee no later than 90 days after the beginning of the Annual Incentive Period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under
Section 162(m) of the Code, including the requirement that such Business Performance Measures or Individual Performance Measures, whichever is applicable, be stated in terms of an objective formula or standard.

  "Subsidiary" shall have the meaning set forth in Section 1.4.

  1.3 Administration. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, the time and conditions of payment of the award and all other terms and conditions of the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that all or a portion of the Annual Incentive Period applicable to any outstanding Performance Incentive Award shall lapse, and the Performance Measures applicable to any outstanding Performance Incentive Award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be final, binding and conclusive.

  The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer (the "CEO") or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the grant of an award to any person who is a "covered employee" within the meaning of
Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding.

  A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

  1.4 Eligibility. Participants in this Plan shall consist of such officers and other key employees of the Company, and its subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries"), including IMC-Agrico MP, Inc., as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

                       II. PERFORMANCE INCENTIVE AWARDS

  2.1 Performance Incentive Awards. The Committee may, in its discretion, grant Performance Incentive Awards to such eligible persons as may be selected by the Committee.

  2.2 Terms of Performance Incentive Awards. Performance Incentive Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

    (a) Amount of Performance Incentive Award. The amount of a Performance Incentive Award shall be determined by the Committee; provided, however, that the maximum amount that may be paid to any individual under any Performance Incentive Award for any Annual Incentive Period shall not exceed $2,000,000, adjusted for increases in the Consumer Price Index between January 1, 1999 and the beginning of the Annual Incentive Period.

    (b) Business Performance Measures. The Business Performance Measures applicable to a Business Performance Incentive Award shall be determined by the Committee based upon the achievement during the applicable Annual Incentive Period of the Economic Profit improvement goals established by the Committee for the Business Unit in which the holder of the Business Performance Incentive Award is employed and/or for the Company as a whole.

    "Economic Profit" means "After-Tax Operating Earnings" (defined below) in excess of "Net Assets" (defined below) multiplied by the "Cost of Capital" (defined below).

    "After-Tax Operating Earnings" means operating earnings less provision for income taxes.

    "Net Assets" means capital invested in the Company's business.

    "Cost of Capital" means the Company's weighted average cost of debt and equity.

    (c) "Individual Performance Measures". The Individual Performance Measures applicable to an Individual Performance Incentive Award shall be determined by the Committee based upon achievement during the applicable Annual Incentive Period of the individual performance goals established for the Participant.

    (d) Settlement of Performance Incentive Awards. All Performance Incentive Awards shall be settled in cash.

  2.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of an Annual Incentive Period, or any cancellation or forfeiture of a Performance Incentive Award upon a termination of employment with the Company of the holder of such Performance Incentive Award, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee and communicated to the recipient of a Performance Incentive Award at the time the Performance Incentive Award is granted.

                                 III. GENERAL

  3.1 Effective Date. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1999 annual meeting of stockholders of the Company, shall become effective January 1, 1999.

  3.2 Amendments. The Committee may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. No amendment may impair the rights of a holder of an outstanding Performance Incentive Award without the consent of such holder.

  3.3 Non-Transferability of Awards. No Performance Incentive Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Each Performance Incentive Award may be settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. No Performance Incentive Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

  3.4 Tax Withholding. The Company shall have the right to withhold any Federal, state, local or other taxes which may be required to be withheld in connection with such award.

  3.5 Change in Control.

  (a)(1) Notwithstanding any provision in this Plan, in the event of a Change in Control, the Committee may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, causing the Annual Incentive Period applicable to any Performance Incentive Award to lapse, causing the Performance Measures applicable to any Performance Incentive Award to be deemed to be satisfied at the minimum, target or maximum level, or electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be canceled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to the amount payable with respect to such Performance Incentive Award if the applicable Performance Measures were satisfied at the maximum level.

  (b) "Change in Control" shall mean:

    (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
  (3) of this Section 3.5(b);

    (2) individuals who, as of the date this Plan is approved by the stockholders of the Company constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board of Directors whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

    (3) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (4) the consummation of a plan of complete liquidation or dissolution of the Company.

  3.6 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

  3.7 Governing Law. This Plan, each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

  3.8 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                                   EXHIBIT B

                                IMC GLOBAL INC.

                       1988 STOCK OPTION AND AWARD PLAN
              AS AMENDED AND RESTATED EFFECTIVE OCTOBER 19, 1995

                               ----------------

I. Purpose

  The purpose of this plan is to further the growth and success of the Company and its subsidiaries by providing key employees with additional incentive to contribute to such growth and success and by aiding the Company in attracting and retaining such key employees.

II. Administration of the Plan

  The Board of Directors of the Company shall appoint a committee (the "Committee") of not less than three of its members to administer the Plan. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the acts of the Committee. Each member of the Committee shall be (a) a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) shall qualify as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have the power to grant options, stock appreciation rights and awards of Restricted Stock ("Restricted Stock Awards") under the Plan, to interpret the Plan and options, stock appreciation rights and Restricted Stock Awards granted under it, to make regulations and to formulate administrative provisions for carrying out the Plan, and to make all other determinations in connection with the granting of options, stock appreciation rights and Restricted Stock Awards and administration of the Plan.

  The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award under this Plan to any person who is a "covered employee" within the meaning of Section 162(m) of the Code and the regulations thereunder who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

III. Stock Subject to the Plan

  (a) The stock to be offered for sale by the Company pursuant to exercise of options or which may be delivered upon the exercise of stock appreciation rights or which may be delivered pursuant to Restricted Stock Awards granted under the Plan shall be shares of the authorized Common Stock, par value $1.00 per share, of the Company (hereafter sometimes call the "Stock") and may consist of either unissued shares or shares reacquired by the Company, or a combination of both as the Board of Directors or the Committee may from time to time determine. Subject to the provisions of subsection (b) of this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 11,700,000 shares, reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of Restricted Stock Awards and (ii) which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a stock appreciation right) or Restricted Stock Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

  To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 3(b).

  Except as set forth in this Section 3, any securities resulting from any stock dividend, stock split, stock distribution or other recapitalization or any substituted securities in the event of any substitution referred to in the this Section 3, shall be subject to the shares covered by the related option, stock appreciation right or Restricted Stock Award pursuant to the Plan including, in the case of a Restricted Stock Award, escrow of such shares or other securities.

    (b)(i) In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding stock appreciation right, and the number and class of securities subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (1) available under this Plan, such fractional security shall be disregarded, or (2) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting or exercise of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of (A) the fair market value (determined in accordance with Section 6) on the vesting or exercise date over (B) the exercise price, if any, of such award.

    (ii) Notwithstanding any provision in this Plan or any agreement, in the event of a Change in Control in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (1) all outstanding options shall immediately become exercisable in full, (2) the restrictions applicable to any outstanding Restricted Stock Award shall lapse and (3) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price.

    (iii) Notwithstanding any provision in this Plan or any agreement, in the event of a Change in Control (other than a Change in Control in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange
  Act), each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive within ten days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to (1) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of
  (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option and (2) in the case of a Restricted Stock Award, the number of shares of Common Stock then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or
  (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each stock appreciation right shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

IV. Eligibility

  Any regular salaried employee of the Company or any of its subsidiary companies shall be eligible to receive options, stock appreciation rights and Restricted Stock Awards under the Plan. Members of the Board of Directors of the Company who are not employed in any other capacity as regular salaried employees of the Company or of any subsidiary are not eligible to receive options, stock appreciation rights and Restricted Stock Awards under the Plan.

V. Offering to Designated Employees

  Subject to the terms of the Plan, the Committee shall have the authority to select the persons to whom options are to be granted under the Plan (it being understood that more than one option may be granted to the same person), the number of shares to be subject to each such option, the option price of such shares, the time or times when each option may be exercised within the limits stated in this Plan, and other terms of the option. An option, or a portion thereof, may be an "incentive stock option" within the meaning of Section 422 of the Code (an "ISO") or an option that is not an ISO (a "Non-Statutory Stock Option"), provided that no ISO may be granted more than ten years after the date on which the stockholders of the Company approve this amendment and restatement of the Plan providing for the grant of ISOs hereunder. The Committee shall also have the authority, subject to the terms of the Plan, to determine (a) whether stock appreciation rights are to be granted in conjunction with an option and (b) which employees shall receive Restricted Stock Awards, the number of shares to be subject to each such Award and the terms and conditions of such Awards. Each option, stock appreciation right and Restricted Stock Award issued under the Plan may in the discretion of the Committee be covered by an agreement executed on behalf of the Company and the Grantee. Each such Agreement shall be in form approved by the Committee and shall contain such restrictions, terms and conditions as the Committee may require and as are not inconsistent with the provisions of the Plan. Each option and stock appreciation right shall be deemed to have been granted and shall take effect on the date that the Committee approves the granting of the option or stock appreciation right, or the date the Grantee enters the employ of the Company or a subsidiary, whichever is later, regardless of when the agreement or other document evidencing the option or stock appreciation right is executed and delivered. Each such agreement or other document shall be dated as of the date the option, stock appreciation right or Restricted Stock Award evidenced thereby is granted.

VI. Price

  The option price shall not be less than 100% of the fair market value of the Stock at the time the option is granted; provided, however, that if an ISO shall be granted to any person who, at the time such ISO is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO. The fair market value at the time the option is granted shall, for purposes of the Plan, be the mean between the highest and lowest prices at which the Stock is traded on the day on which the option is granted, as reflected on the consolidated tape of New York Stock Exchange issues, or if such date is not a trading day, on the first trading day preceding such date. If there are no such sales of Stock on the date the option is granted (or on the first trading day preceding such date, if applicable) the mean between the bid and the asked prices as reflected on the consolidated tape of New York Stock Exchange issues at the close of the market on such day shall be deemed to be the fair market value of the Stock.

VII. Exercise of Options

  (a) The period during which an option may be exercised shall be determined by the Committee at the time the option is granted, except (but subject to Section 3) that

    (i) except as otherwise provided in Section 11, an employee must continue in the employ of the Company and/or one or more of its subsidiaries for a period of not less than one year after the date of grant of the option before he may exercise such option;

    (ii) except as otherwise provided in Section 11, not more than 50% of the total number of shares subject to his option may be purchased by an employee during the one-year period beginning on the first anniversary of the date of grant of the option;

    (iii) except as otherwise provided in Section 11, no option shall be exercisable after the Grantee ceases to be an employee of the Company; and

    (iv) no option shall be exercisable more than ten years after its date of grant, provided, that if an ISO shall be granted to a Ten Percent Holder, such ISO shall not be exercisable more than five years after its date of grant.

  For purposes of the foregoing and Section 11, any Grantee who shall retire from employment with the Company and/or one or more of its subsidiaries prior to the first of the month following his 65th birthday, and who at the time of such retirement shall be committed to render consulting services to the Company and/or one or more of its subsidiaries pursuant to a contract which is approved by the Board of Directors and which in the judgment of the Committee requires that during the period of such contract he be obligated to devote a substantial portion of his time to rendering such services, shall, if the Committee so determines, be deemed for purposes of the Plan to continue in the employment of the Company and/or its subsidiaries so long as his obligation to render consulting services under such contract shall continue in effect, but not beyond three years from the date of his retirement or ten years from the date of grant whichever shall first occur.

  Subject to the foregoing and Section 11, options may be exercised from time to time in whole or in part. Each exercise of an option shall be accomplished by giving written notice of such exercise to the Treasurer of the Company, specifying the number of shares to be purchased and accompanied by payment in full of the purchase price therefor (or arrangement made for such payment to the satisfaction of the Company). An employee to whom an option is granted shall be under no obligation whatsoever to exercise it, and he may exercise the option or not in his discretion.

  (b) Payment for the options exercised shall be either in (i) cash, or check, bank draft or money order (collectively referred to as "cash") to the order of IMC Global Inc. for an amount in United States dollars equal to the total option price for the number of shares upon which options are being exercised, or (ii) shares of Common Stock of the Company (which shall be valued, for this purpose, at a price per share which is the mean between the highest and lowest prices at which the Stock is traded on the exercise date (or, if such date is not a trading day, on the first trading day preceding the exercise date), as reflected on the consolidated tape of New York Stock Exchange issues, or if there are no such sales of Stock on the exercise date (or on the first trading day preceding such date, if applicable), the mean between the bid and the asked prices as reflected on the consolidated tape of New York Stock Exchange issues at the close of the market on such date) with a value equal to or less than the total option price, plus cash for an amount in United States dollars equal to the amount, if any, by which the total option price exceeds the value (determined as aforesaid) of such shares of Company stock. Payment of the option exercise price in cash may be made by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise. Payment of the option exercise price by shares of Common Stock shall be either
(1) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the optionee has good title, free and clear of all liens), (2) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option or (3) a combination of (1) and (2), in each case to the extent set forth in the agreement relating to the option. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (1)-(3) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. The exercise date as used herein shall mean the business day on which an optionee delivers written notice to the Treasurer of the Company specifying the number of shares the optionee then desires to purchase under options held by such optionee.

  Payment for shares exercised for Stock and/or cash shall be delivered to the Treasurer of the Company not later than the end of the third business day after the exercise date. In the case of payment by delivery of previously owned shares of Stock, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Treasurer of the Company or, if such certificates have not yet been delivered to the optionee by written notice to the Treasurer of the Company requesting that the shares represented by such certificates be applied toward payment as hereinabove provided.

  (c) At the request of a participant, the Company may satisfy any of its tax withholding obligations arising upon the exercise of an option under Federal, State or other tax laws by withholding from the number of shares otherwise to be delivered to the Grantee that number of shares equal to the amount of such tax to be withheld. Shares to be withheld under this Section 7(c) shall be valued in accordance with the provisions of Section 7(b)(ii) above. In the alternative, the Grantee may deliver to the Company in whole or partial satisfaction of the Company's tax withholding requirements, previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the optionee has good title, free and clear of all liens), which shares shall be valued for such purpose in accordance with the provisions of Section 7(b)(ii) above. The Committee shall have sole discretion to disapprove of an election or request to withhold or deliver shares of Stock in order to satisfy tax withholding obligations and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such obligations be in compliance with Section 16 and the rules and regulations thereunder.

VIII. Stock Appreciation Rights

  (a) Stock appreciation rights may be granted in conjunction with all or part of any option granted under this Plan, either at the time of the grant of such option or at any subsequent time during the term of the option; provided, however, that any stock appreciation right related to an ISO shall be granted at the same time that such ISO is granted. A "stock appreciation right" is a right to receive, without payment to the Company, a number of shares of Common Stock of the Company and/or cash, as provided in this Section 8, in lieu of the purchase of shares under a related option. A stock appreciation right shall terminate and no longer be exercisable upon the termination of the related option. Stock appreciation rights may be exercised, in accordance with subsection (b) of this Section 8, by a Grantee by surrendering the related option or applicable portion thereof. Upon such exercise and surrender, the Grantee shall be entitled to receive an amount determined in the manner prescribed in subsection (b) of this Section 8. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related stock appreciation rights have been exercised.

  (b) Stock appreciation rights shall be subject to such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee, which shall include the following:

    (i) Stock appreciation rights shall be exercisable at such time or times and only to the extent that the option to which they relate shall be exercisable in accordance with the provisions of Section 7 and this Section 8 of this Plan.

    (ii) Upon the exercise of a stock appreciation right, an optionee shall be entitled to receive an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the stock appreciation right shall have been exercised. If shares of Common Stock are to be delivered for such excess amount, the number of whole shares shall be determined by dividing such excess amount by the fair market value of one share of Common Stock on the date of exercise of the stock appreciation right. No fractional shares shall be issued upon exercise of the stock appreciation right and no cash shall be paid for such fractional shares. The fair market value of Common Stock on the date of exercise of stock appreciation rights shall be determined in the same manner as the fair market value of Common Stock on the date of grant of an option is determined pursuant to Section 6 hereof.

    (iii) The Committee shall have the sole discretion to determine the form in which payment of the amount described in paragraph (ii) of this subsection (b) will be made (i.e., cash, Common Stock, or any combination thereof).

    (iv) The obligation to make payments with respect to stock appreciation rights shall not be funded or secured in any manner.

  (c) Upon the exercise of a stock appreciation right, the option or part thereof to which such stock appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of Common Stock to be issued under the Plan as set forth in Section 3 hereof.

IX. Restricted Stock Awards

  (a) Restricted Stock Awards are awards of restricted shares of Common Stock which are subject to the terms, conditions and restrictions contained in this Plan and in the Award relating to such shares. Upon the grant of any Restricted Stock Award, the awarded shares shall be registered in the name of the Grantee as soon as reasonably practicable after the award is made, but not until the Grantee has executed an award agreement and any other documents which the Committee in its absolute discretion may require. The awarded shares shall be retained by the Treasurer of the Company, an escrow holder, and the Grantee shall not be required to make any payment of cash consideration for such Award. All such Awards shall be contingent and the rights of the Grantee with respect thereto prior to vesting or forfeiture as provided in this Plan shall be only as set forth in this Plan.

  (b) Unless and until the shares awarded to a Grantee shall have vested as provided in this Section 9, but subject to the provisions of Section 3 where applicable, such shares shall not be sold, transferred or otherwise disposed of or pledged, but the Grantee, after delivery of the shares to the escrow holder, shall have the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

  (c) Each Restricted Stock Award shall be granted by the Committee, in its absolute discretion, subject to the provisions of the Plan, and shall contain such terms and conditions as the Committee shall determine consistent with the Plan, but in no event (except as provided in Section 3 hereto) may any portion of a Restricted Stock Award vest prior to one year after the date of grant.

  (d) Upon the forfeiture of any share of Restricted Stock in accordance with the provisions of the Plan, or the terms and conditions of the Award, such share shall automatically be transferred to and reacquired by the Company at no cost to the Company.

  (e) Vested Restricted Stock Awards shall be paid by delivery to the Grantee of certificates for the appropriate number of shares of Common Stock of the Company, registered in his name, free of any restriction or condition other than such restrictions on the resale of such Stock as the Committee, on advice of counsel, may require, which restrictions may be expressed, at the option of the Committee, in a legend on the stock certificate, with appropriate instructions given to the Company's transfer stock agent.

X. Necessary Approvals

  Each option and stock appreciation right and Restricted Stock Award shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option or stock appreciation right or Restricted Stock Award upon any securities exchange or under any state or federal law, or that the consent or approval of any governmental authority, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares under such option or upon exercise of such stock appreciation right or the award, vesting or delivery of shares covered by a Restricted Stock Award, such option or stock appreciation right may not be exercised in whole or in part, and such Restricted Stock Award shall not be made or vest, and shares thereunder may not be delivered, as the case may be, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any option or stock appreciation right may be exercised only in accordance with the provisions of all applicable law.

XI. Termination of Employment

  (a) Subject to subsection (f) of this Section 11, if an employee ceases to be employed for any reason, whether by his own volition or otherwise, except where termination is due to death, total disability or retirement (as defined in Section 11(c) of this Plan) of the employee, all options and stock appreciation rights held by the employee under this Plan shall be automatically canceled at the time of termination of employment except that any such option and stock appreciation right may be exercised by him within three months after such termination (but not after the expiration of ten years from the date of grant or after the expiration of any other period for exercise made applicable by the Committee at the time of grant) to the extent exercisable by him at the time of such termination; provided, however, that in the case of an ISO, the period of time after such termination of employment shall not be greater than three months.

  (b) Subject to subsection (f) of this Section 11, if an employee dies while in the employ of the Company or any of its subsidiary companies, any option and stock appreciation right held by him at the time of his death shall be transferred as provided in his will or as determined by the laws of descent and distribution, and may be exercised, to the extent exercisable by him at the time or from time to time within twelve months after the date of death (but not after the expiration of ten years from the date of grant or after the expiration of any other period for exercise made applicable by the Committee at the time of grant) unless the option or stock appreciation right by its terms shall provide a shorter period of time during which the option or stock appreciation right may be exercised after death.

  (c) Subject to subsection (f) of this Section 11, an employee whose employment terminates because of total disability may exercise his options and stock appreciation rights, to the extent exercisable by him at the time of such termination, at any time or from time to time within three years after the termination of his employment (but not after the expiration of ten years from the date of grant or after the expiration of any other maximum period for exercise made applicable by the Committee at the time of grant).

  Subject to subsection (f) of this Section 11, an employee whose employment terminates because of Retirement (as defined in this subsection) may exercise his options and stock appreciation rights that were granted at least one year prior to his termination date in full, whether or not such options or stock appreciation rights were otherwise exercisable at the time of his termination, at any time or from time to time within the three years after the termination of his employment (but not after the expiration of ten years from the date of grant or after the expiration of any other period for exercise made applicable by the Committee at the time of grant). "Retirement," for purposes of this Plan, shall mean termination of employment, other than for death, cause or disability, on or after the date on which the Grantee attains age 55.

  (d) If the employment of a Grantee terminates before a Restricted Stock Award is vested in accordance with the Plan, he shall automatically forfeit all shares of Stock then subject to Restricted Stock Awards under the Plan, except to the extent otherwise determined by the Committee in its sole discretion before or after such termination.

  (e) If a former employee dies after termination of employment, but within the applicable period during which his options and stock appreciation rights could have been exercised by the former employee if the former employee had survived, the options and stock appreciation rights shall be transferred as provided in the former employee's will or as determined by the laws of descent and distribution, and may be exercised, to the extent exercisable by the former employee at the time of death, by the person or persons entitled thereto at any time or from time to time within the remaining portion of the applicable period during which the former employee could have exercised the options and stock appreciation rights if the former employee had survived, or if longer than such remaining portion, within twelve months after the date of death, unless the option or stock appreciation right by its terms shall provide otherwise.

  (f) Notwithstanding anything in the Plan to the contrary, the Committee may in its sole discretion before or after termination of an employee's employment permit the employee to exercise his options and stock appreciation rights in full, whether or not such options or stock appreciation rights were otherwise exercisable at the time of his termination and may extend the time following termination of employment when the employee's options and stock appreciation rights may become exercisable and during which exercisable options and stock appreciation rights may be exercised (but not after the expiration of ten years from the date of grant).

XII. Miscellaneous

  (a) While an option or stock appreciation right is unexercised, an employee shall have no voting rights or other rights of stockholders with respect to shares which are subject to his option or which he may receive upon exercise of his stock appreciation right. Furthermore, no cash dividends shall accrue or be payable with respect to any such shares. However, an employee shall have full voting and other rights upon the date on which the Committee determines that Stock will be issued to him in connection with the exercise of the stock appreciation right.

  (b) Stock which is subject to options but has not yet been purchased or which may be issued upon exercise of a stock appreciation right has no subscription rights.

  (c) No fractional shares of Stock shall be issued upon exercise of an option or a stock appreciation right and in case a fractional share shall become subject to an option or stock appreciation right by reason of a stock dividend or otherwise, the employee holding such option or stock appreciation right shall not be entitled to exercise it with respect to such fractional share.

  (d) The rights granted to any employee pursuant hereto shall be exercisable, during his lifetime, only by him or by his guardian or legal representative and none of such rights shall be subject to sale, hypothecation, assignment or pledge or be transferable otherwise than by will or intestacy.

  (e) No Grantee of an option, stock appreciation right or Restricted Stock Award shall have any right to be retained in the employ of the Company or a subsidiary thereof by virtue of his participation in the Plan.

  (f) This Plan, each option, stock appreciation right and Restricted Stock Award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

XIII. Amendments

  Subject to any requirement of stockholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and
Section 162(m) of the Code, the Board of Directors shall have the power (a) to make such changes in the Plan and in any option, stock appreciation right or Restricted Stock Award previously granted under the Plan as in the opinion of counsel to the Company may be necessary or appropriate from time to time so that options granted under the Plan will continue to be ISOs or Non-Statutory Stock Options, as the case may be, under the Code as in existence from time to time, and (b) to make such other changes in the Plan and in any option or stock appreciation right previously granted under the Plan as from time to time the Board deems proper and in the best interests of the Company; provided, however, that no amendment shall be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 3), (ii) reduce the minimum purchase price in the case of an option or the base price in the case of a stock appreciation right, (iii) effect any change inconsistent with
Section 422 of the Code or (iv) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

XIV. Effective Date and Termination

  (a) The Plan or any amendment hereto shall become operative and in effect as of the date the Plan or any such amendment is approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1995 annual meeting of stockholders.

  (b) The Plan shall remain in effect until termination by action of the Board. Termination of this Plan shall not affect the rights of employees under the options theretofore granted to purchase Common Stock under the Plan, or the rights of employees pursuant to stock appreciation rights and Restricted Stock Awards theretofore granted under the Plan, and all such options, stock appreciation rights and Restricted Stock Awards shall continue in force and in operation after termination of the Plan, except as they may be terminated through death or other termination of employment in accordance with the terms of the Plan.

XV. Definitions of Certain Terms Referenced Hereto in the Plan

  (a) Change in Control: The term "Change in Control" of the Company when used in this Plan, shall mean, and be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied.

    (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company);
  (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition;

    (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

    (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporation Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such

  Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

  (b) "Non-Statutory Stock Option" shall mean a stock option which is not an ISO.

  (c) "Permanent and Total Disability" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

  (d) "Termination of Employment" shall mean the termination of employment by IMC Global Inc. or the Company or its successor company of an employee who is a participant in the Plan, that occurs after a Change in Control (as herein defined) has occurred and is not due to cause and is not voluntary. Termination shall not be deemed to be voluntary if the employee elects to resign because his or her position, responsibility, benefits or compensation have been adversely changed or diminished.

  This definition is applicable to "termination of employment" when used in the Plan only when the reference to Section 16 appears along with it.

                                IMC GLOBAL INC.

             Proxy Solicited on Behalf of the Board of Directors of
               the Company for the Annual Meeting, April 27, 1999

The undersigned hereby constitutes and appoints Robert E. Fowler, Jr., J. Bradford James and Rose Marie Williams and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of IMC Global Inc. to be held at The Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611 on Tuesday, April 27, 1999, at 12:00 noon, Local Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

Election of Directors, Nominees (see reverse side)

For a Term Expiring in 2002:
James M. Davidson
David B. Mathis
Joseph P. Sullivan
                                   P R O X Y
Comments: (Such as change of address)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side. The Proxy Committee cannot vote your shares unless you sign and return this card.
                                  SEE REVERSE
                                      SIDE




                                                 ----
Please mark your votes as in this example.
 X
 This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.
     The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.
For a Term Expiring in 2002:
James M. Davidson David B. Mathis Joseph P. Sullivan
                                      FOR
                                    WITHHELD
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of three Directors
2. Authorize and approve the IMC Global Inc. Management Incentive Compensation Program
For, except vote withheld from the following nominee(s):
 -------------------------------------------------------------------------------
3. Authorize and approve the amendment to the IMC Global Inc. Amended and Restated 1988 Stock Option and Award Plan
4. Ratification of the appointment of Independent Auditors
Please check this box if you plan to attend the Annual Meeting.
SIGNATURE(S) __________________________DATE ___________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.